UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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COMMUNITYONE BANCORP
(Name of the Registrant as Specified In Its Charter )
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CommunityOne Bancorp
1017 East Morehead Street, Suite 200
Charlotte, North Carolina 28204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 7, 2015

Notice is hereby given that the Annual Meeting of Shareholders of CommunityOne Bancorp, or the Company, will be held as follows:

PLACE:	CommunityOne Bancorp Corporate Office
Randolph Room
1017 East Morehead Street, Suite 300
Charlotte, NC 28204

DATE:	May 7, 2015

TIME:	2:00 p.m., Eastern Time

The following proposals and other business will be considered and conducted at the meeting:

1.
Election of directors: To elect eight persons who will serve as members of the Board of Directors for a one-year term until the 2016 annual meeting of shareholders and until their respective successors are elected and qualified;

2.
Amendment of Amended and Restated Bylaws: To approve an amendment to the Company’s Amended and Restated Bylaws to reduce the minimum number of directors to three (3) and to eliminate the Bylaw requirement of shareholder approval of increasing or decreasing the number of directors authorized by the Bylaws;

3.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal on the compensation of the Company’s executive officers;

4.
Frequency of Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal on the frequency of future advisory votes on the compensation for the Company’s executive officers;

5.	Ratification of Appointment of Accountants: To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2015; and

6.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on March 20, 2015 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Beth S. DeSimone, Secretary
April 7, 2015

IMPORTANT

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT; FOR THE AMENDMENT TO THE AMENDED AND RESTATED BYLAWS; FOR THE NON-BINDING, ADVISORY PROPOSAL ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS; FOR A NON-BINDING ADVISORY “ANNUAL” VOTE ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS; AND FOR THE RATIFICATION OF THE SELECTION OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2015
The Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available, free of charge, at www.community1.com.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.”
The Company has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. Under the householding process, only one proxy statement will be delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. This process benefits both shareholders and the Company, because it eliminates unnecessary mailings delivered to your home and helps to reduce the Company’s expenses. “Householding” is not being used, however, if the Company has received specific instructions from one or more of the shareholders sharing an address indicating that they desire to receive multiple copies of the proxy statement. If your household has received only one annual report and one proxy statement, the Company will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who contacts the Company Investor Relations department at: CommunityOne Bancorp, Attention: Investor Relations, 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204, by calling 336-626-8300 or by accessing the Company’s Investor Relations page on its corporate web site at www.community1.com. Please note, however, that if you also hold shares of the Company in “street name” (e.g., in a brokerage account or retirement plan account) you may continue to receive duplicate mailings.
Each proxy card should be signed, dated and returned in the enclosed postage-paid envelope. If your household has received multiple copies of the Company’s annual report and proxy statement, you can request the delivery of single copies in the future by contacting the Company, as instructed above, or your broker, if you hold the shares in “street name.”

MEETING INFORMATION
This Proxy Statement, the Notice of 2015 Annual Meeting of Shareholders, the form proxy card and the 2014 Annual Report on Form 10-K, which includes the Company’s audited financial statements and financial statement schedules, are first being made available to shareholders on or about April 7, 2015.
When is the Annual Meeting of Shareholders?
The Annual Meeting of Shareholders (“Annual Meeting”) is being held on May 7, 2015, at 2:00 p.m Eastern Time.
Where will the Annual Meeting be held?
The Annual Meeting will be held in the Randolph Room of the Company’s Corporate Offices, 1017 East Morehead Street, Suite 300, Charlotte, NC 28204.
What matters will be voted on at the Annual Meeting?
The following proposals and other business will be considered and conducted at the meeting:

1.
Election of directors: To elect eight persons who will serve as members of the Board of Directors for a one-year term until the 2016 annual meeting of shareholders and until their respective successors are elected and qualified;

2.
Amendment of Amended and Restated Bylaws: To approve an amendment to the Company’s Amended and Restated Bylaws to reduce the minimum number of directors to three (3) and to eliminate the Bylaw requirement of shareholder approval of increasing or decreasing the number of directors authorized by the Bylaws;

3.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal on the compensation of the Company’s executive officers;

4.
Frequency of Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal on the frequency of future advisory votes on the compensation for the Company’s executive officers;

5.	Ratification of Appointment of Accountants: To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2015; and

6.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.
The Board of Directors currently is not aware of any other business to be considered at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the Board.
Who can vote at the Annual Meeting?
The securities that can be voted at the Annual Meeting consist of shares of Company Common Stock, no par value per share (“Common Stock”). Only holders of the Common Stock at the close of business on March 20, 2015 (“Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 24,185,655 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes can I cast?
You are entitled to one vote for each share held as of the Record Date on each nominee for election and each other matter presented for a vote at the Annual Meeting.
How do I vote?
If you own shares of Common Stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of Common Stock. An owner of record has four voting options:
Internet. You can vote over the Internet by accessing the website shown on your proxy card and following the instructions on the website. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the web site and follow the instructions to vote.
Telephone. You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day.

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document.
In Person. You may attend the Annual Meeting and cast your vote in person. The Board recommends you vote by proxy even if you plan to attend the Annual Meeting.
If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker or bank. You may not vote shares held in “street name” by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Common Stock on behalf of their customers may not give a proxy to the Company to vote those shares with respect to any of the proposals, other than the proposal to ratify the appointment of the Company’s independent registered public accounting firm, without specific instructions from their customers, as under NASDAQ rules, brokers, banks and other nominees do not have discretionary voting power on these matters.
Directing the voting of your shares of Common Stock will not affect your right to vote in person if you decide to attend the Annual Meeting.
If the appropriate enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. Executed but unmarked proxies will be voted “FOR” the director nominees proposed by the Board who are presented in this Proxy Statement; “FOR” the amendment to the Amended and Restated Bylaws; “FOR” the non-binding advisory proposal on the compensation of the Company’s executive officers; and “FOR” the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal year 2015. Only shares affirmatively voted for the approval of the proposals to be considered at the Annual Meeting or properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposals.
How do I change or revoke my proxy?
You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

•	by notifying the Company’s Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that the Company receives prior to the Annual Meeting;
•	by signing another proxy card bearing a later date and mailing it so that the Company receives it prior to the Annual Meeting;
•	by voting again using the telephone or Internet voting procedures; or
•	by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting alone will not, by itself, revoke a proxy.
If your broker, bank or other nominee holds your shares in “street name,” you will need to contact your broker, bank or other nominee to revoke your voting instructions.
How many votes are required to approve each of the proposals?
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present.
The proposal to amend the Amended and Restated Bylaws, the non-binding advisory proposal on the compensation of the Company’s executive officers and the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal year 2015 will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against the proposal.

How are abstentions and broker nonvotes counted?
Abstentions and broker nonvotes, as well as the failure to return a signed proxy card assuming a quorum is present, are not treated as votes cast on any proposal; therefore, they will not affect the outcome of any proposal voted on at the Annual Meeting.
A broker nonvote occurs when a broker does not vote on a particular matter because the broker does not have discretionary authority on that matter and has not received instructions from the owner for the shares. Under NASDAQ rules, your broker or bank does not have discretionary authority to vote your shares of Common Stock on any of the proposals other than the ratification of the independent registered public accounting firm proposal. To avoid a broker nonvote, you must provide voting instructions to your broker, bank or other nominee by following the instructions provided to you.
What constitutes a “quorum” for the Annual Meeting?
A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock. Abstentions and broker nonvotes will be counted as present and entitled to vote for purposes of determining a quorum.
Who pays for the Annual Meeting and the solicitation of proxies?
The Company will pay the costs of the Annual Meeting and the solicitation of proxies. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Company or CommunityOne Bank, N.A. without receiving additional compensation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such person, and the Company will reimburse such forwarding expenses.
When are proposals for the Annual Meeting due?
Any proposal that a shareholder may intend to present at the 2016 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company, at the Company’s Administrative Office (its principal executive offices), located at 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204, no later than December 15, 2015. If the proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.
Notice to the Company of a proposal or director nomination by a shareholder submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of the Company at the Company’s principal executive offices located at 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204, no later than January 15, 2016 and the persons named in the proxies solicited by the Board for its 2016 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive a timely notice. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested.

BENEFICIAL OWNERS OF COMMUNITYONE BANCORP COMMON STOCK
Under Section 13(d)-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be a beneficial owner of 5% or more of COB Common Stock as of the Record date of March 20, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Carlyle Financial Services Harbor, L.P. (1) Cayman Islands c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, DC 20004-2505	5,772,376	23.9%
Oak Hill Capital Partners III, L.P. (2) Cayman Islands Oak Hill Capital Management Partners III, L.P. c/o Oak Hill Capital Management, LLC 65 East 55th Street, 32nd Floor New York, NY 10022	5,772,697	23.9%

(1)
Based on information reported on Amendment No. 2 to the Schedule 13D filed with the SEC on December 30, 2014. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP, L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. The shares of Common Stock are held directly by Carlyle Financial Services Harbor, L.P. William E. Conway., Jr., Daniel A. D’Aniello, David M. Rubenstein and Glenn Youngkin are the directors of Carlyle Financial Services, Ltd. and, in such capacity, may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by Carlyle Financial Services, Ltd. These individuals disclaim any such beneficial ownership.

(2)
Based on information reported on Amendment No. 1 to the Schedule 13D filed with the SEC on December 30, 2014, the general partner of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together the “Oak Hill Funds”) is OHCP GenPar III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP GenPar III, L.P. is OHCP MGP Partners III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP MGP Partners III, L.P. is OHCP MGP III, Ltd., a Cayman Islands company.  J. Taylor Crandall, Steven Gruber and Denis Nayden are the directors of OHCP MGP III, Ltd.  J. Taylor Crandall, Steven Gruber, Denis Nayden, Tyler Wolfram, Kevin Levy, Shawn Hessing and John Monsky are the officers of OHCP MGP III, Ltd. Each of Messrs. Crandall, Gruber, Nayden, Wolfram, Levy, Hessing and Monsky expressly disclaims beneficial ownership of the shares of Common Stock referred to herein. The beneficial ownership reported by the Oak Hill Funds in the table above does not include beneficial ownership of shares of Common Stock held by Oak Hill Capital Management, LLC (“OHCM”). OHCM holds 3,019 shares of Common Stock issued to OHCM in connection with compensation awarded to employees of OHCM or its affiliates who serve as members of our board of directors, and includes 1,583 shares of unvested restricted stock, of which 815 shares vest based on stock performance and 768 shares vest on various dates, in each case in equal annual installments over three years from the dates of respective grants. Each of the Oak Hill Funds disclaims beneficial ownership of the shares of Common Stock which are held by OHCM.

The following table sets forth, as of the Record Date, the amount and percentage of our Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers (as defined below) of the Company, as well as the directors and executive officers of the Company as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power of all shares of Common Stock. The business address of each of the Company’s directors and executive officers is 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204.

Name	Shares of Common Stock Beneficially Owned	Percent Owned
Beth S. DeSimone (1)	29,501	*
Scott B. Kauffman (2)	5,775,816	23.9%
Jerry R. Licari (3)	29,927	*
J. Chandler Martin (4)	27,928	*
Angus M. McBryde, III (5)	46,143	*
T. Gray McCaskill (6)	2,822	*
H. Ray McKenney, Jr. (7)	12,947	*
Gregory P. Murphy (8)	53,731	*
David L. Nielsen (9)	66,380	*
John C. Redett (10)	5,772,376	23.9%
Robert L. Reid (11)	61,314	*
Boyd C. Wilson, Jr. (12)	9,526	*
All directors and executive officers as a group (12 persons)	11,888,411	49.2%
* Less than 1% of the outstanding Common Stock.

(1)
Includes 1,892 shares held by her spouse in an IRA. Also includes 5,765 shares of unvested long-term restricted stock that vest based on stock performance, and 8,536 shares of unvested restricted stock that vest on various dates, 2,546 of which vest equally over three years from the grant date, and all as to which she has sole voting power but no investment power prior to vesting.

(2)
Includes 5,589,136 shares held by Oak Hill Capital Partners III, L.P. and 183,561 shares held by Oak Hill Capital Management Partners III, L.P. (the “Oak Hill Funds”). Also includes 3,019 shares issued to Oak Hill Capital Management, LLC (OHCM) issued in connection with director service to employees of OHCM and includes 1,583 shares of unvested restricted stock, of which 815 vest based on stock performance and 768 vest on various dates, in each case in equal installments over three years from the respective grant dates, for which there is voting power but no investment power. Mr. Kauffman is a principal of OHCM, the adviser of the Oak Hill Funds, and disclaims beneficial ownership of the shares of Common Stock owned by the Oak Hill Funds.

(3)
Includes 816 shares of unvested restricted stock that vest based on stock performance and 769 shares of restricted stock that vest on various dates, in each case in equal installments over three years from the respective grant dates, as to which he has sole voting power but no investment power prior to vesting.

(4)
Includes 815 shares of unvested restricted stock that vest based on stock performance and 769 shares of restricted stock that vest on various dates, in each case in equal installments over three years from the respective grant dates, as to which he has sole voting power but no investment power prior to vesting.

(5)
Includes 4,688 shares held in an IRA. Also includes 17,199 shares of unvested long-term restricted stock that vest based on stock performance, and 11,530 shares of unvested restricted stock that vest equally over three years from the grant date, as to which he has sole voting power but no investment power prior to vesting.

(6)
Includes 815 shares of unvested restricted stock that vest based on stock performance and 768 shares of restricted stock that vest on various dates, in each case in equal installments over three years from the respective grant dates, as to which he has sole voting power but no investment power prior to vesting.

(7)
Includes shares held through an affiliated corporation of Mr. McKenney and 20 shares held in an IRA. Also includes 815 shares of unvested restricted stock that vest based on stock performance and 769 shares of restricted stock that vest on various dates, in each case in equal installments over three years from the respective grant dates, as to which he has sole voting power but no investment power prior to vesting.

(8)
Includes 8,257 shares of unvested long-term restricted stock that vest based on stock performance, and 15,573 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which he has sole voting power but no investment power prior to vesting.

(9)
Includes 29,500 shares held in an IRA. Also includes 8,647 shares of unvested long-term restricted stock that vest based on stock performance, and 17,295 shares of unvested restricted stock that vest in equal installments over three years from the grant date, as to which he has sole voting power but no investment power prior to vesting.

(10)
Includes 5,772,376 shares held by Carlyle Financial Services Harbor, L.P. Cayman Islands and The Carlyle Group. Mr. Redett is a principal of The Carlyle Group, and disclaims beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P.

(11)
Includes 21,172 shares held in an IRA. Also includes 8,647 shares of unvested long-term restricted stock that vest based on stock performance, and 17,295 shares of unvested restricted stock that vest in equal installments over three years from the grant date, as to which he has sole voting power but no investment power prior to vesting.

(12)
Includes 815 shares of unvested restricted stock that vest based on stock performance and 769 shares of restricted stock that vest on various dates, in each case in equal installments over three years from the respective grant dates, as to which he has sole voting power but no investment power prior to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of COB’s stock, to report to the SEC certain of their transactions with respect to the Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in the Company must be filed within ten days of when a director, executive officer or person who owns more than 10% of the Company’s stock becomes subject to Section 16(a) of the Exchange Act.
Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed in a timely manner, except for one report each of Messrs. Martin, Licari, McCaskill, Wilson, and McKenney, relating to director’s stock compensation, all of which were filed late due to administrative error.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of Directors
The Amended and Restated Bylaws of the Company provide that the number of directors cannot be less than nine nor more than 25, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board or by resolution of the shareholders at any annual or special meeting. The Board has set the total number of directors at nine, eight of whom will be elected at the Company’s Annual Meeting. An amendment to the Amended and Restated Bylaws is being proposed (Proposal 2) to reduce the minimum number of directors to three and to eliminate shareholder approval of increasing or decreasing the number of directors authorized by the Bylaws so that the Board may have more flexibility in setting the number of directors of the Company as allowed by North Carolina law. If this proposal is approved, the Board is expected to set the minimum number of directors at eight.
All of the eight directors nominated to stand for election at this Annual Meeting are nominated to serve on the Board for a one-year term until the 2016 annual meeting of shareholders and until their respective successors are elected and qualified. It is intended that the persons named in the accompanying form of proxy will vote for all of the nominees for directors of the Company unless authority so to vote is withheld to serve. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

The following information is furnished with respect to each of the nominees for election. In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the person acting under the proxy will vote for the election, in his or her stead, of such substitute nominee as may be designated by the Compensation and Nominating Committee and approved by the Board.

Scott B. Kauffman, 40, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011 and serves on the Strategic Planning and the Compensation and Nominating Committee. Mr. Kauffman is a Partner at Oak Hill Capital Management, where since 2009 he has focused on the firm’s business and financial services investments.  He is responsible for originating, structuring and managing the investments in the Business and Financial Services Group.  Prior to joining Oak Hill, Kauffman was a Managing Director at Goldman, Sachs & Co. in the Financial Institutions Group, where for 13 years he was actively engaged in maintaining and building client relationships, providing strategic advice and transaction execution and expertise to boards of directors and executive and senior management of financial institutions.  Mr. Kauffman was the Co-Chief Operating Officer for the America’s Financial Institutions Bank Group and a member of the Merger Leadership Group. Mr. Kauffman currently serves as a director of Ability Reinsurance Holdings Inc. He holds his Chartered Financial Analyst designation and is a member of The Association for Investment Management and Research and a member of The Investment Analyst Society of Chicago. Mr. Kauffman’s expertise in the financial services investment and transactional area and his investment banking expertise allow him to bring thoughtful and relevant insight and strategic outlook to our operations and business plans.
Jerry R. Licari, 68, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011. He is Chair of the Audit Committee and serves on the Risk Management Committee. He is currently Partner of Uncle Maddio’s of Charlotte, LLC, a pizza franchise. Prior to that, Mr. Licari was a lead and audit engagement partner for KPMG LLP and served major U.S. banks and insurance companies from 1977 to 2004. Mr. Licari also served as an SEC Reviewing partner (concurring partner) for insurance and bank clients filing with the SEC from 1981-2000, and held numerous leadership positions including the Director of the Global Center for Industry Solutions from 2004-2006, U.S. Banking Partner in Charge from 2002-2004 and U.S. Partner in Charge of the Financial Risk Management Practice from 2000-2001. Mr. Licari’s deep audit experience in the financial services industry brings valuable experience to the Board with respect to accounting and strategic aspects of the Company’s business, and to the Audit Committee on which he serves as “audit committee financial expert.”

J. Chandler Martin, 64, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011. Mr. Martin serves as Chair of the Board and the lead independent director. He also is a member of the Strategic Planning Committee and the Compensation and Nominating Committee. Mr. Martin retired in 2008 as Treasurer at Bank of America where he was responsible for funding, liquidity and interest rate risk management.  Previously, he was the Enterprise Market and Operational Risk Executive and the risk management executive for Global Corporate and Investment Banking.  Mr. Martin returned to Bank of America for nine months beginning in October of 2008 to assist the organization in the integration process for enterprise risk management following the company’s acquisition of Merrill Lynch. During that time he served as the Enterprise Credit and Market Risk Executive. In 2008, Mr. Martin served as a Policy Group member of The Counterparty Risk Management Policy Group III and co-chaired the Risk Monitoring and Risk Management Working Group. Mr. Martin is a member of the board of directors of CNL Healthcare Properties, Inc., an Orlando, Florida based real estate investment trust, and serves as the chair of the audit committee. Mr. Martin also serves as an advisory board member of Corrum Capital Management, an alternative asset management firm. Mr. Martin’s expertise in the risk management area, both the credit and funding sides, offers valuable experience to the Board and the Strategic Planning and Compensation and Nominating Committees.
T. Gray McCaskill, CPCU, 57, has served as a director of the Company and CommunityOne Bank, N.A. since June 20, 2013 and serves on the Audit Committee and the Risk Management Committee. Mr. McCaskill is Chief Executive Officer of Senn Dunn Insurance, a Marsh & McLennan Agency LLC Company in Greensboro, North Carolina, which specializes in business insurance, employee benefits and personal insurance.  In that and other executive capacities at Senn Dunn from 1985 until it was purchased by Marsh & McLennan Agency LLC in July 2014, he helped build Senn Dunn into the largest privately-owned insurance agency in North Carolina with over 160 employees. Mr. McCaskill also is active in the community, serving on numerous community and non-profit boards, including the Boy Scouts of America, United Way, Habitat for Humanity, First Tee of the Triad, Guilford Merchants Association, American Red Cross and Juvenile Diabetes Research Foundation.  He is a former board member of Carolina Bank, a community bank headquartered in Greensboro, North Carolina.  Mr. McCaskill provides the Board with his expertise as a business owner and his perspective on the Greensboro market as well as business prospects and sales throughout our footprint.
H. Ray McKenney, Jr., 60, has served as a director of the Company and CommunityOne Bank, N.A. since 2006. He is Chair of the Compensation and Nominating Committee and serves on the Audit Committee. Mr. McKenney is President of MBM Auto Management, a multi-franchise automobile and power sports management company he founded in 1981. Mr. McKenney currently serves on the board of trustees of Gaston Christian Schools.  He also serves on the board of directors for Carolina Cadillac Dealers Association. Mr. McKenney was a founding director of First Gaston Bank of North Carolina and served on the board from 1995 to 2006, with a term as chairman of the board. He also served on the board of its parent holding company, Integrity Financial Corporation, during the same time period. Mr. McKenney’s experience as a director of the Company and its predecessor companies and his expertise as a business owner provide the Board with needed experience on the Compensation and Nominating Committee and the Audit Committee and perspective on the local markets in which we serve.

John C. Redett, 47, has served as a director of the Company and CommunityOne Bank, N.A. since August 15, 2014. He serves on the Strategic Planning Committee and the Compensation and Nominating Committee. Mr. Redett currently is a Partner at The Carlyle Group LP, focusing on opportunities in the global financial services sector. Prior to joining Carlyle in 2007, Mr. Redett served as Vice President in the Financial Institutions Group at The Goldman Sachs Group, Inc. He also has been a Vice President in the Financial Institutions Group at J. P. Morgan, and an Associate, in the Financial Institutions Group at Credit Suisse First Boston. Mr. Redett serves on the Board of The TCW Group, a global asset management firm, where he is a member of the audit committee. Mr. Redett’s expertise in the financial services investment and transactional areas allow him to bring thoughtful and relevant insight and strategic outlook into our operations and business plans.

Robert L. Reid, 59, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011 and serves on the Strategic Planning Committee. Mr. Reid was appointed President of the Company and CommunityOne Bank upon consummation of the Company’s recapitalization on October 21, 2011, and was appointed Chief Executive Officer effective October 1, 2014. Prior to the recapitalization, Mr. Reid had been advising the Company since October 2010. Mr. Reid spent 30 years with Wachovia Corporation and its predecessor, with extensive leadership roles in community banking, retail banking, corporate banking, commercial banking, business banking, real estate finance, capital management and wealth management. At the time of his retirement in June 2009, Mr. Reid was Executive Vice President/Managing Director: Real Estate Division for Wachovia Corporation. From 2003 to 2008, Mr. Reid was President of the Retirement and Investment Products Group at Wachovia. From December 2000 to April 2003 and from May 1996 to December 1997, Mr. Reid served as the CEO of First Union - Pennsylvania/Delaware, providing direct management and leadership for First Union’s community and branch banking business in Pennsylvania and Delaware. From December 1997 to December 2000, Reid served as the CEO of First Union - Atlantic, overseeing First Union’s community and branch banking business in New Jersey, New York and Connecticut. Mr. Reid has held leadership positions in various community organizations, non-profits and university and community colleges. Mr. Reid’s extensive branch and community banking experience and his role as President and CEO of the Bank provides the Board with unique insight into bank operations and customers.

Boyd C. Wilson, Jr., 62, has served as a Director of the Company and CommunityOne Bank, N.A. since October 21, 2011. Wilson is the Chair of the Risk Management Committee and serves as a member of the Audit Committee. Mr. Wilson is Executive Vice President of Broyhill Investments, Inc., an investment company located in Lenoir, North Carolina, where he has served in such capacity since 2005 and has served as a director since 2007. Mr. Wilson also serves as Vice President and Chief Financial Officer of BMC Fund, Inc., a regulated investment company located in Lenoir, North Carolina, where he has served in such capacity since 2006. From 2002 to 2005, Mr. Wilson served as Vice President of Finance and Administration of Kincaid Furniture Company, Incorporated, a furniture manufacturer located in Hudson, North Carolina. Mr. Wilson served as a director of Bank of Granite Corporation and Bank of Granite from 1996 to 2013. Mr. Wilson is active in the community; he serves on the

Lenoir-Rhyne University Board of Visitors, the JDRF Greater Western Carolinas Board of Directors, the Caldwell Memorial Hospital, Inc. Board of Trustees, and the boards of several other community organizations. Mr. Wilson is a Certified Public Accountant and a Chartered Global Management Accountant. Mr. Wilson’s accounting and financial experience provides value to the Audit and Risk Management Committees and his involvement in the communities in the Western area of our franchise provide insights to the Board on the local markets in which we serve.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” each of the nominees named above.

Proposal 2: Amendment to the Amended and Restated Bylaws of the Company

As noted in Proposal 1, the Amended and Restated Bylaws of the Company provide that the number of directors cannot be less than nine nor more than 25, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board or by resolution of the shareholders at any annual or special meeting. The Company is proposing to amend the Amended and Restated Bylaws to reduce the minimum number of directors to three, and to eliminate the Bylaw requirement of shareholder approval of increasing or decreasing the number of directors authorized by the Bylaws. A copy of the Amended and Restated Bylaws showing the proposed changes are attached as Appendix A to this Proxy Statement. The change to the minimum number of directors is in Article III, Section 2 of the Amended and Restated Bylaws and the elimination of the shareholder approval requirement to increase or decrease the number of authorized directors is in Article IX, Section 5.

North Carolina law currently requires a corporation to have at least one director and does not impose any requirement that the Bylaws require the shareholders approve the minimum or maximum number of directors that are authorized by the Bylaws. The Company would like the flexibility allowed by North Carolina law to allow the Board to set the minimum and maximum number of directors authorized by the Bylaws. If this Proposal 2 is approved, any amendments to the Company’s Amended and Restated Bylaws increasing or reducing the authorized number of directors will not specifically require shareholders to approve the amendment.  Even with this amendment, the stockholders retain the power under North Carolina law to independently adopt, amend or repeal the Amended and Restated Bylaws. The proposed amendment would not divest or limit the power of the stockholders to adopt, amend or repeal our Amended and Restated Bylaws. If this Proposal 2 is approved, the Board is expected to set the minimum number of directors at eight.

Vote required; Effect

Approval of the amendments to the Amended and Restated Bylaws to reduce the minimum number of directors to three and to eliminate the Bylaw requirement of shareholder approval to increase or decrease the number of directors authorized by the Bylaws requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the amendments to the Amended and Restated Bylaws to reduce the minimum number of directors to three, and to eliminate the Bylaw requirement of shareholder approval of increasing or decreasing the number of directors authorized by the Bylaws.
Proposal 3: Non-Binding, Advisory Approval of the Company’s Executive Compensation

The Company’s participation in the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”) required us to include a separate non-binding shareholder vote to approve the compensation of our Named Executive Officers on an annual basis for as long as the U.S. Department of the Treasury (“Treasury”) held a Common Stock investment in the Company. The Treasury sold all of its shares of our Common Stock held by it on May 23, 2014 in a secondary public offering and thus we are no longer subject to this requirement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and rules adopted by the SEC require shareholders to be given an opportunity at least once every three years to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the SEC rules. Consequently, in this Proposal 3, we are giving shareholders the opportunity to approve the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices.

The Company believes that its compensation policies and procedures, which are reviewed and recommended for full Board approval by the Compensation and Nominating Committee, and are described in this Proxy Statement under the “Compensation Discussion and Analysis” or CD&A, are fair based on the level of responsibility and accountability of each executive, reflect an appropriate relationship between executive pay and annual and long-term financial performance of the Company, align the interests of management with that of the shareholders, allow us to attract and retain qualified executives, and do not provide excessive benefits or encourage excessive risk taking. At the 2014 Annual Meeting of Shareholders, 99.56% of the Company’s shareholders voted in favor of the non-binding, advisory proposal to approve the compensation of the Named Executive Officers.

This Proposal 3 provides shareholders an opportunity to vote in favor of a non-binding proposal with respect to the Company’s compensation for its Named Executive Officers for 2014, as reflected in the CD&A, the disclosures regarding Named Executive Officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement, commonly known as a “Say on Pay” proposal:
Resolved, that the shareholders approve on an advisory basis the compensation of the Company’s current Named Executive Officers as reflected in the Summary Compensation Table of the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, including the discussion under the “Compensation Discussion and Analysis” and “Executive Compensation” and related disclosures contained in this Proxy Statement.
Vote Required; Effect
Approval of the Company’s executive compensation requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” approval of the compensation of the Company’s Named Executive Officers.

Proposal 4: Frequency of Advisory Vote to Approve Executive Compensation
As described in Proposal 3 above, the Company’s shareholders have the opportunity to cast an advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement. The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on executive compensation every year, every two years, or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
Upon careful consideration, the Company’s Board has determined that an advisory vote on executive compensation that occurs every year is most appropriate for the Company, and recommends that you vote for a frequency of every year for future advisory votes on executive compensation. We believe that an annual advisory vote will enable our shareholders to provide timely, direct input on the Company’s executive compensation program as disclosed in the proxy statement each year, and is consistent with our efforts to engage in an ongoing dialogue with our shareholders regarding executive compensation.

Vote Required; Effect
This vote is advisory and not binding on the Company or the Board. However, the Compensation and Nominating Committee values the opinions expressed by the shareholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” an “ANNUAL” vote on the compensation of the Company’s Named Executive Officers.

Proposal 5: Ratification of Independent Registered Public Accounting Firm Appointment
The Audit Committee of the Board has appointed the firm of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the 2015 fiscal year, and to audit and report on the Company’s financial statements for the fiscal year ending December 31, 2015. Action by shareholders is not required by law in the appointment of independent auditors. However, the Board considers this selection to be an important issue and therefore is submitting the selection of Dixon Hughes Goodman LLP for ratification by the shareholders.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. In the event the appointment is not ratified by a majority of the votes cast, in person or by proxy, it is anticipated that no change in independent auditors would be made for the current year because of the difficulty and expense of making any changes during the year, but that the vote would be considered in connection with the independent auditors’ appointment for 2015. Even if the appointment of Dixon Hughes Goodman LLP is ratified by the shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
Dixon Hughes Goodman LLP was the Company’s independent auditor for the year ended December 31, 2014, and has served in that capacity since 2004. Dixon Hughes Goodman LLP has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Dixon Hughes Goodman LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions, including those relating to the 2014 audit of the Company’s financial statements.
Fees Paid to Independent Registered Public Accounting Firm
Fees for professional services provided by Dixon Hughes Goodman LLP in each of the last two fiscal years in each of the following categories are:

	2014	2013
Audit Fees	$402,583	$353,150
Audit-Related Fees	45,000	29,000
Tax Fees	24,500	29,000
All Other Fees	—	—
Total	$472,083	$411,150

Audit Fees. This category consists of fees billed and expected to be billed for professional services rendered for the audit of our annual financial statements, the audit of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, the reviews of the Company’s quarterly reports on Form 10-Q, and SEC registration statements, including a comfort letter during 2014.

Audit-Related Fees. This category consists of fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” During 2014 and 2013, these fees consisted of the audit of our benefit plans, and routine accounting consultations.  Additionally, during 2014 an agreed upon procedures engagement was performed in connection with an S-3 filing, as well as an audit and agreed upon procedures engagement in conjunction with the U.S. Department of Housing and Urban Development, Office of Lender Activities and Program Compliance, requirements.
Tax Fees. This category consists of fees billed for professional services for tax compliance.
 Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors to assure that the provision of such services does not impair the registered public accounting firm’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.
During fiscal years 2013 and 2014, the Audit Committee pre-approved all services provided by the independent auditors. None of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.
Vote Required; Effect
Ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” ratification of the appointment of the Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2015. Proxies, unless indicated to the contrary, will be voted “FOR” ratification.

CORPORATE GOVERNANCE MATTERS
The Board and Meetings
The directors of the Company also serve on the board of directors of CommunityOne Bank, N.A. The Board of Directors holds regular meetings to conduct the normal business of the Company and meets on other occasions when required for special circumstances. The CommunityOne Bank board of directors also holds regular meetings and may meet on other occasions as circumstances warrant.

The Board maintains four standing committees. Among these committees are the Audit Committee, Compensation and Nominating Committee, Risk Management Committee and the Strategic Planning Committee, whose members and principal functions are described below under “Board Role in Oversight of Risk.” During the fiscal year ended December 31, 2014, the Board held a total of 14 meetings. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which that director served. Directors are encouraged to attend the annual meeting of shareholders. All but one of the Company’s directors attended the Company’s last annual meeting of shareholders.

The members of the Board who are independent within the meaning of the NASDAQ listing standards meet regularly in executive session without management present. Although executive sessions are generally held in conjunction with a regularly scheduled Board meeting, other sessions may be called by two or more independent directors in their own discretion or at the request of the Board. Independent directors that were not members of management or representatives of The Carlyle Group or Oak Hill Capital Management met as a group at the request of the Board two times during 2014.
Board Structure
The Board has a separate Chair, which is a non-executive position, and a President and Chief Executive Officer. The Board believes that, as part of its efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chair of the Board and President and Chief Executive Officer to aid in the Board’s oversight of management. We believe that by having a separate Chair, we are better able to protect shareholder interests by providing independent oversight of management.
The duties of the non-executive Chair of the Board include:

•	presiding over all meetings of the Board;

•	overseeing the preparation of the agenda for Board meetings with the Secretary and in consultation with the CEO and other members of the Board;

•	assigning tasks to the appropriate committees of the Board;

•	ensuring that information flows openly between senior management and the Board; and

•	presiding over all meetings of shareholders.
The Chair of the Board, J. Chandler Martin, also is designated by the Board as the “lead independent director.” We believe that the Board, the Board committees as presently constituted and the leadership structure of the Board enables the Board to fulfill its role in overseeing and monitoring the management and operations of the Company and protecting the interests of the Company and its shareholders.
Director Independence
The Board determines annually that a majority of directors serving on the Board are independent as defined in the NASDAQ listing standards. In addition, the Board considers all direct and indirect transactions described in and “Compensation and Nominating Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions” in determining whether the director is independent. The Compensation and Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the Board and for the committees of the Board. Following review of the objective measures, the Compensation and Nominating Committee and Board also consider on a subjective basis each director’s personal and/or business relationships, regardless of dollar amount.
On March 25, 2015, the Board determined the following seven directors are independent under the NASDAQ listing rules: Mr. Kauffman, Mr. Licari, Mr. Martin, Mr. McCaskill, Mr. McKenney, Mr. Redett and Mr. Wilson. As discussed below, the Board determined that all members of the Compensation and Nominating Committee are independent under applicable NASDAQ rules and that all members of the Audit Committee are independent under applicable SEC and NASDAQ rules.

Board Role in Oversight of Risk
Executive management is ultimately accountable to the Board and Company shareholders for risk management. The Board oversees management’s risk controlled strategies, as well as planning and responding to risks arising from changing business conditions or the initiation of new activities or products. The Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities and overseeing management’s compliance with internal policies and controls addressing the operations and risks of significant activities.
The Company’s business plan has prioritized management’s goals in the following order: 1st - sound risk management; 2nd -profitability; and 3rd -growth. The Board and management believe that these three goals support each other so long as the profitability and earnings growth expectations are consistent with a risk-controlled business strategy, which allows the Company to attain maximum benefits over the longer term.
Executive management seeks to implement fully integrated and effective risk management throughout the organization. Executive management has adopted an enterprise risk management (“ERM”) program that is overseen by the Board, designed to identify, objectively measure and manage and control our major risk exposures, which include capital, management, earnings, credit, interest rate, liquidity, market (or price), operational, reputational, legal/compliance and strategic risk. A fundamental part of our ERM program is to understand what level of risk is appropriate for the Company and the Bank, then to identify and understand the risks the Company faces in both its current and future activities and monitor the steps management is taking to manage and reduce those risks to the levels the Board and management consider appropriate. By adopting this comprehensive and standardized view of the nature and level of risks to which we are exposed and the interaction of the various risk components identified in our ERM program, we are better able to assess and manage our risks and react to uncertainties. Our ERM program is administered by our General Counsel. In that role, she regularly meets with management, including the President and Chief Executive Officer, and with the Chair of the Board, to discuss the Company’s various primary areas of risk identified as part of the ERM program, and how those risks are being measured and controlled. Executive management makes a quarterly ERM presentation to the full Board and regularly reports on corporate governance, compliance and risk-related matters at other Board meetings, as well as at Audit Committee and Risk Management Committee meetings. The material risks facing the Company are reviewed and overseen by one of the four standing committees of the Board.
The Company also maintains a “three lines of defense” risk management and control model, under which risk management is the responsibility of every employee. Under this model, the following three areas within the Company have the following clearly defined and specific roles in identifying, addressing and managing risk:

•	Operating management, through undertaking periodic assessments and implementing and maintaining effective internal controls processes and procedures on a daily basis.

•
The Risk and Compliance Function to review the first line of defense controls to make sure they are designed appropriately and operating as intended, conduct risk assessments and monitor changes in the operating environment.

•	The Internal Audit and Loan Review Functions to provide an independent review of controls and risk management procedures and report the results to management and the Board.
This “three lines of defense” model is the means the Company uses to demonstrate and structure roles, responsibilities and accountabilities for decision making, risk and control to achieve effective governance and risk management. The Company also maintains a management committee structure in which individual committees comprised of Company management personnel are assigned primary responsibility for monitoring and managing a particular type of risk associated with the Company’s operations. The Company’s General Counsel has the responsibility to ensure that the Company maintains an effective internal control system and operational risk management process that adequately measures, monitors and controls risk, and directs the implementation of a sound risk governance and loss prevention program to provide maximum protection to the Company’s assets. The General Counsel provides monthly reports to the Audit Committee on the overall operational risk of the company, as well as legal, compliance, regulatory and reputational risks. The Chief Financial Officer and Treasurer provide monthly reports to the Risk Management Committee on liquidity risk and market risk and the Chief Financial Officer also is responsible for financial reporting controls. Credit risk management maintains a dual signature system in which risk management officers must approve loans in partnership with commercial bankers. In addition, the Company operates an internal loan review function, responsible for managing credit risk by overseeing loan processes and loan portfolio. The Chief Loan Review Officer reports directly to the Risk Management Committee of the Board and provides monthly reports to it. The Company’s Internal Audit function conducts regular audits of various areas of the bank. The Chief Internal Auditor reports directly to the Audit Committee of the Board and provides monthly reports to it.

The Board, as a whole, and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are working as designed. While the full Board is charged with ultimate oversight responsibility of risk management, various committees of the Board, to ensure objectivity, have specific responsibilities with respect to the Company’s risk oversight. Executive or senior management has direct involvement in risk management via reporting and regular communications to committees of the Board. Minutes and reports of all committee meetings are reviewed by the full Board. Policies for all major risk areas are reviewed by Board committees and approved by the full Board on at least an annual basis.
The Company encourages open communication between management and the Board. Certain members of senior management attend Board meetings and they and other management members are available at all times to address any questions or concerns raised by the Board related to risk measurement and risk management.
Audit Committee. The Audit Committee oversees the integrity of the Company’s financial reporting processes and the audits of its financial statements, oversees the internal audit function as well as all reviews and oversight of the Company’s internal controls, and oversees the Company’s actions relating to operational risk management, and compliance with applicable legal and regulatory requirements and accounting standards. The Audit Committee also is responsible for the engagement, retention and replacement of the independent registered public accounting firm and approval of nonaudit services provided by the Company’s independent registered public accounting firm. Additionally, the Committee reviews the audited consolidated financial statements to be included in the Company’s Annual Report on Form 10-K. Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. It operates under a formal charter, which governs its conduct and responsibilities. A copy of the charter is available through the Investor Relations link on the Company’s website at www.community1.com. Members of the Committee are Jerry R. Licari (Chair), T. Gray McCaskill, H. Ray McKenney, Jr., and Boyd C. Wilson, Jr.
The Audit Committee met 14 times during the 2014 fiscal year. Each of the members of the Committee is independent as defined by NASDAQ listing standards and the Board has determined that Mr. Licari is the Audit Committee’s financial expert. The Board has determined that Mr. Licari meets the qualifications of an audit committee financial expert under SEC regulations adopted under the Sarbanes-Oxley Act of 2002.
The Audit Committee Report is on page 38 of this Proxy Statement.
Risk Management Committee. The Risk Management Committee oversees the Company’s actions relating to credit risk, interest rate risk, liquidity risk and market risk, including credit quality, loan portfolio performance, adequacy of the allowance for loan losses and resolution of problem assets. The Risk Management Committee also oversees the Company’s interest rate risk exposure, as well as investment and hedging activities. It reviews material trading positions and assesses compliance with established limits. The Committee also reviews credit, interest rate, liquidity and market risks associated with new business lines, products and services where the risk profile of the Company may change. The Risk Management Committee approves the hiring, compensation and replacement of the Chief Loan Review Officer, receives reports from the Chief Loan Review Officer and evaluates the performance of the loan review function. The Committee annually reviews and approves all policies relating to credit risk, and balance sheet management, including capital, interest rate risk, liquidity risk, and market risk. A copy of the charter is available through the Investor Relations link on the Company’s website at www.community1.com. Members of the Committee are Boyd C. Wilson, Jr. (Chair), Jerry R. Licari, and T. Gray McCaskill, The Risk Management Committee met 13 times during the 2014 fiscal year.
Compensation and Nominating Committee. The Compensation and Nominating Committee has oversight over all of the Company’s compensation and benefits programs and evaluates whether the compensation provided by the Company to management is fair based on the level of responsibility and accountability of each person and does not provide excessive benefits or encourage excessive risk taking. The Committee also has oversight of the administration of the Company’s employee compensation and benefit plans and programs, and the evaluation and review of the Company’s management resources, the evaluation of the performance of the President and Chief Executive Officer, including determining and recommending for full Board approval the President and Chief Executive Officer’s compensation, and administration of the Company’s equity-based incentive plans, including recommending to the full Board approval of awards under such plans. The Compensation and Nominating Committee also recommends to the full Board compensation packages for other senior management, including the other Named Executive Officers, and directors. The Compensation and Nominating Committee’s policy is to review such executive officer compensation no less frequently than annually. The Committee also recommends nominees for election as director and oversees the adequacy of the Company’s management succession plans for directors, the Chief Executive Officer and other critical management positions. The Compensation and Nominating Committee also is responsible for overseeing the overall corporate governance of the Company and in that role, it reviews and makes recommendations to the Board regarding the Boards’ composition and structure, establishing criteria for directors, evaluating the corporate policies relating to the recruitment and development of directors and assisting the Board in establishing and maintaining effective corporate governance policies and practices. The Compensation and Nominating Committee operates under a formal charter, a copy of which is available through the Investor Relations link on the Company’s website at www.community1.com.
Because the Company was subject to the standards established by the Treasury for those participating in TARP during fiscal year 2014 until Treasury sold all of its shares of our Common Stock held by it on May 23, 2014, the Compensation and Nominating Committee had additional responsibilities under the executive compensation and corporate governance standards of TARP during that time, as described further in the “Compensation Discussion and Analysis - Executive Compensation Standards of TARP” below.
To assist it in fulfilling its responsibilities, during 2014, the Compensation and Nominating Committee retained Pearl Meyer & Partners (“PM&P”), a compensation consulting firm for the financial services industry, to advise it on various matters relating to executive compensation and general compensation policies. PM&P reports to the Chair of the Compensation and Nominating Committee.
When evaluating potential nominees to the Board, the Compensation and Nominating Committee considers various factors including their independence, financial expertise and business experience, education, character, judgment and vision. In accordance with the Company’s corporate governance guidelines, the Compensation and Nominating Committee makes its evaluations using a skills matrix, assessing needs in light of the current mix of director skills and attributes, the needs of the Board with respect to those skills and attributes, and an individual candidate’s reputation, age, civic and community relationships, knowledge and experience in matters affecting financial institutions, and the extent to which he or she would bring greater diversity to the Board. The Compensation and Nominating Committee also discusses the qualifications and contributions of each incumbent director.
The Compensation and Nominating Committee will consider qualified candidates recommended by shareholders. Shareholders can submit the names of qualified candidates, together with a written description of the candidate’s qualifications and appropriate biographical information, to the Compensation and Nominating Committee at CommunityOne Bancorp, 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204. Submissions will be forwarded to the Chair of the Compensation and Nominating Committee for review and consideration. Any shareholder desiring to recommend a director candidate for consideration at the Company’s 2016 annual meeting of shareholders must ensure that the submission is received by the Company no later than January 15, 2016, to provide adequate time for the Committee to consider the candidate. Because of the nature of the company’s shareholder base, the Compensation and Nominating Committee does not have any formal policies regarding the consideration of candidates recommended by shareholders other than any such candidate will be considered at the same time and under the same criteria used to evaluate all other candidates.
Members of the Committee are H. Ray McKenney, Jr. (Chair), J. Chandler Martin, John C. Redett and Scott B. Kauffman, each of whom is independent as defined by NASDAQ listing standards. The Compensation and Nominating Committee met 12 times during the 2014 fiscal year.
The process, policies and specific recommendations of the Compensation and Nominating Committee with respect to compensation of our Named Executive Officers for 2014 are described in greater detail in the CD&A.
The Compensation and Nominating Committee Report is on page 31 of this Proxy Statement.
Contacting the Board
Any shareholder who desires to contact the Board or a specific director may do so by writing to CommunityOne Bancorp, 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204 Attn: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. The Company’s Secretary will review all communications received and relay them to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures, applicable laws and regulations relating to the disclosure of information.

Code of Business Ethics
The Company has adopted a Code of Business Ethics that applies to all officers, directors and employees of the Company and its subsidiaries. It contains provisions applicable to the Company’s Chief Executive Officer, principal financial and accounting officer, director of finance and such other officers as the Audit Committee of the Board may designate from time to time. The purposes of this Code of Business Ethics are to (i) promote honest and ethical conduct, full and accurate disclosure in a timely and understandable manner in periodic reports filed by the Company and compliance with applicable laws, rules and regulations (including insider trading laws); (ii) assess corporate opportunities, and promote confidentiality, fair dealing, protection and proper use of the Company’s assets; and (iii) encourage the reporting of any illegal or unethical behavior. A copy of the Code of Business Ethics is available online through the Investor Relations link on the Company’s website at www.community1.com.
Compensation and Nominating Committee Interlocks and Insider Participation
None of the members of the Compensation and Nominating Committee has ever been an officer or employee of the Company or any of its subsidiaries or performed services for the Company or its subsidiaries other than as a director. None of the executive officers of the Company served during 2014 as a director or member of the compensation committee of any entity of which any executive officer served as a director or member of the Compensation and Nominating Committee of the Company.
Certain Relationships and Related Transactions
Certain of the directors and officers of the Company and CommunityOne Bank and companies with which they are affiliated were customers of and borrowers from CommunityOne Bank in the ordinary course of business in 2014.  Similar banking transactions may take place in the future.  In October 2013, the Board of CommunityOne Bank approved two loans to Waterworx of Greensboro, NC for a five year term in an aggregate amount of $2.15 million as fixed asset financing for a car wash enterprise. The loans, which closed on December 5, 2013, with the first payment due January 5, 2014, were secured by real estate and equipment, with a 20 year amortization on both the real estate and the equipment.  The 20 year amortization on the equipment secured loan was a policy exception and was agreed to due to the strength of the guarantors.   In March 2014, the Board of CommunityOne Bank approved two additional loans to Waterworx of Greensboro, NC in an aggregate amount of $203.8 thousand. These loans were made on market rate terms and conditions. Director T. Gray McCaskill directly owns 10.17% of Waterworx as well as 33.3% of Moore Mac Properties LLC, which owns 22% of Waterworx.  Mr. McCaskill and Moore Mac Properties LLC are two of the 12 guarantors on the loans and each guarantor is liable for 135% of their pro-rata ownership share in Waterworx or 13.73% and 29.7%, respectively.  As of March 31, 2015, the total amounts outstanding on the Waterworx loans was $2.25 million.  The borrower paid interest totaling $80,800 in 2014.  Other than the exception noted, the Bank believes that the loans were made in the ordinary course of business and are on substantially the same terms, including interest rate and collateral, as those prevailing at the time of offer in comparable loans with persons not related to CommunityOne Bank and did not involve more than normal risk of collectability or certain other unfavorable features.   In addition, in the opinion of management, all other outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms including interest rates and collateral, as those prevailing at the time in comparable loans with persons not related to the Company and did not involve more than normal risk of collectability or certain other unfavorable features.
The Company recognizes that related party transactions can present actual or potential conflicts of interest and may create the appearance that decisions are based on considerations other than the best interests of the Company. Therefore, the Board has adopted an enhanced, written insider policy, which it applies not only to extensions of credit to executive officers, directors and principal shareholders, but also is guided by that policy with respect to any transaction involving an insider. Under the policy, any actual or potential conflict of interest regarding insiders must be promptly disclosed to the Board for consideration, whether the conflict is intended or unintended. The Board retains final authority to approve or ratify any transaction with an insider. That involved insider is required to abstain from the Board’s approval process with respect to any transaction in which the insider may obtain any direct or indirect benefit.

Director Compensation
During 2014, each non-employee director received an annual retainer fee of $50,000, paid in quarterly installments, plus an annual retainer of $25,000 for each committee Chair, also paid in quarterly installments. Ninety percent of the retainer is paid in cash and 10% of the retainer is paid in Company Common Stock, representing the approximate value of the director’s service to the Bank and Company, respectively. In addition, pursuant to the management incentive plan approved pursuant to the 2012 Incentive Plan, on January 30, 2014 each non-employee director received a grant of 594 shares of restricted stock, some of which were time vesting only, that vests equally over three years, and a portion of which also require Company Common Stock to reach a certain stock price target. On October 1, 2014, each non-employee director that was not a chair of a committee received a grant of 143 shares of restricted stock, some of which were time vesting only, that vest equally over three years, and a portion of which also require Company Common Stock to reach a certain stock price target. The committee chairs each received 144 shares of restricted stock and the Board Chair received 145 shares of restricted stock, each under the same terms.
Employee members of the Board receive no additional compensation for participation on the Board. The Compensation and Nominating Committee annually reviews director compensation in order to make sure that such compensation is designed to attract, motivate, and retain high performing members critical to our success.
The following table provides information concerning compensation paid by the Company to its non-employee directors during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Options ($)(6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Austin A. Adams (1)	56,242	4,309	—	—	—	—	60,551
John J. Bresnan (2)	49,987	29,308	—	—	—	—	79,295
Scott B. Kauffman (3)	49,982	4,960	5,340	—	—	—	60,282
Jerry R. Licari	74,983	4,973	5,344	—	—	—	85,300
J. Chandler Martin	74,983	4,969	5,344	—	—	—	85,296
T. Gray McCaskill	49,982	4,960	5,344	—	—	—	60,286
H. Ray McKenney	74,983	4,969	5,344	—	—	—	85,296
John C. Redett (4)	5,625	—	—	—	—	—	5,625
Boyd C. Wilson, Jr.	55,607	4,969	5,344	—	—	—	65,920

(1)	Mr. Adams resigned from the Board, effective June 25, 2014.

(2)	Mr. Bresnan retired from the Board, effective August 15, 2014. The stock awards reflect 2,615 shares granted by the Company to Mr. Bresnan upon his retirement from the Board.

(3)	Mr. Kauffman’s earned director compensation was assigned to Oak Hill Capital Management, LLC.

(4)	Mr. Redett does not accept any stock compensation for his service and his cash director compensation is assigned to The Carlyle Group.

(5)
The Board awarded 594 shares of restricted stock to each outside director on the Board on January 30, 2014, and 143 shares of restricted stock to each outside director (with an additional share each issued to the Committee chairs and two additional shares issued to the Chair) on October 1, 2014. Stock awards disclosed in this column include shares of restricted stock, a portion of which vest on stock performance and a portion of which vest on various dates, in each case in equal installments over three years from the respective grant dates. The values for these awards in this column represent the grant date fair value of the restricted stock awards granted in 2014, computed in accordance with FASB ASC Topic 718.

(6)
Option awards disclosed in this column reflect 1,977 incentive stock options granted by the Board to each non-management director on October 1, 2014, a portion of which are time vested in equal installments over three years from the date of grant and a portion of which vest on stock performance. The fair market value for these awards in this column is estimated as of the date of grant using either the Black-Scholes option pricing model or the Monte Carlo option pricing model, depending on the vesting terms, consistent with FASB ASC Topic 718.

COMMUNITYONE BANCORP EXECUTIVE OFFICERS
The following table sets forth the executive officers of the Company as of December 31, 2014.

Name	Age	Position in Company and Principal Occupation for last 5 years	Officer of Company Since
Robert L. Reid	59
President and Chief Executive Officer, Company and CommunityOne Bank since October 2014; President, Company and CommunityOne Bank October 2011-September 2014; President, Bank of Granite Corp. and Bank of Granite, October 2011- June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 – October 2011; Executive Vice President/Managing Director, Real Estate Division, Wachovia Corp., 2009; President, Retirement and Investment Products Group, Wachovia Corp., 2003 – 2008.
			October 2011
David L. Nielsen	50
Executive Vice President and Chief Financial Officer, Company and CommunityOne Bank since October 2011; Executive Vice President and Chief Financial Officer, Bank of Granite Corporation and Bank of Granite, October 2011 – June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 – October 2011; Executive Vice President and Group Risk Officer for Wholesale Banking, Wells Fargo Corp., 2008-2010; Managing Director and Chief Operating Officer, Global Markets and Investment Banking, Wachovia Corp., 2006-2008.
			October 2011
Deborah B. Auman	58
Executive Vice President and Chief Human Resources Officer, Company since April 2014 and CommunityOne Bank since October 2011; Senior Vice President and Chief Human Resources Officer, CommunityOne Bank, 2001 - October 2011.
			April 2014
Beth S. DeSimone	55
Executive Vice President, General Counsel and Secretary, Company and CommunityOne Bank since November 2011; Executive Vice President, General Counsel and Secretary, Bank of Granite Corporation and Bank of Granite, November 2011- June 2013; Counsel, Arnold & Porter, LLP, Washington, D.C. 1986-2011.
			November 2011
Neil A. Machovec	59
Chief Credit Officer, Company and CommunityOne Bank since March 2013; Chief Credit Officer, Bank of Granite Corporation and Bank of Granite, March 2013 – June 2013; Commercial Risk Executive, CommunityOne Bank, November 2011-March 2013; Senior Vice President and Credit Manager, Bank of America, 2007-November 2011.
			March 2013
Angus M. McBryde, III	52
Executive Vice President and Treasurer, Company and CommunityOne Bank since October 2011; Executive Vice President and Treasurer, Bank of Granite Corporation and Bank of Granite, October 2011 – June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 - October, 2011; Senior Vice President, Treasury, Wachovia Corp., 2007 - 2009.
			October 2011
Gregory P. Murphy	67
Executive Vice President and Chief Workout Officer, Company and CommunityOne Bank since October 2013; Executive Vice President and Chief Workout Officer, Bank of Granite Corporation and Bank of Granite, October 2011 – June 2013; Independent Consultant, Bank of Granite, Company and CommunityOne Bank- September 2010 - October 2011; Managing Director, Helix Financial, LLC 2009-2010; Managing Director, CRG Partners, 2007-2008 (both managers of distressed assets).
			October 2011
Margaret B. Norris	58
Executive Vice President and Chief Operating Officer, Company and CommunityOne Bank since November 2014; Executive Vice President, Operations, Technology and Integration Manager, CommunityOne Bank, September 2012-November 2014; Senior Vice President, Integration and Stabilization Manager, CommunityOne Bank, October 2011-September 2012; Independent Consultant, Dover Mortgage Co., February 2011-October 2011; Senior Vice President, Wholesale Merger Conversion Event Manager, Wells Fargo Corp./Wachovia Corp., March 2009-July 2010; Various positions with Wachovia Corp., 1984-2009.
			November 2014

Our executive officers are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s policy is to provide total compensation that will attract and retain qualified management whose goals are aligned with the Company’s goal hierarchy and long-term objectives, as well as with the interests of the shareholders. This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives and decision making process related to the compensation provided to Robert L. Reid, our President and Chief Executive Officer, and the other Named Executive Officers, namely, David L. Nielsen, Angus M. McBryde III, Beth S. DeSimone and Gregory P. Murphy, as well as to our former Chief Executive Officer, Brian E. Simpson. Mr. Simpson resigned from the Company effective September 30, 2014.
Compensation Philosophy
The Company’s compensation philosophy, as articulated in the Board approved Staffing and Compensation Policy, is that all of the Company’s compensation programs should be structured to align with the Company’s goal hierarchy of:

•	1st - Risk Management

•	2nd - Profitability

•	3rd - Growth
We believe that compensation programs must be based on performance, with metrics and measurement periods tailored to the specific job, and not encourage excessive risk-taking. We believe that the programs also should reflect an appropriate relationship between executive pay and the Company’s annual and long-term financial performance, and align the interests of management with that of the shareholders. Our compensation programs emphasize ‘total compensation’ and incorporate a mix of compensation components, which we believe must be competitive to attract and retain qualified and productive employees. Compensation programs also must include the use of market-based structures and target amounts and amounts for individuals in similar jobs should be appropriately differentiated to reflect individual contributions. Our compensation program also takes into consideration performance under certain non-economic criteria, such as customer service, compliance and appropriate risk management.
Our compensation program is intended to comply with applicable legal requirements and guidance and best practices, including requirements imposed by federal law and regulation, which in 2014 included complying with the executive compensation standards of TARP through the date the U.S. Treasury sold the Common Stock of the Company held by it.
To meet all of the objectives of our compensation philosophy, our compensation program incorporates a mix of compensation components, namely:

•	Base salaries;

•	Short-term (cash) Performance Incentives;

•	Long-term equity awards under the Amended and Restated 2012 Incentive Plan; and

•	Certain other benefits.

While base salaries and short term cash incentive bonuses are important to provide competitive and fair compensation to employees, the Board believes that equity incentives given through awards issued pursuant to the Amended and Restated 2012 Incentive Plan focus attention on the Company’s long term objectives and align the interests of management with those of the shareholders through multi-year awards of time and performance based restricted stock and stock options.
Role of the Board in the Compensation Approval Process
The Board adopts the Staffing and Compensation Policy on an annual basis. As noted above, this Policy addresses the Board’s compensation philosophy and policy, and the payment, granting or provision of salaries, bonuses, incentive awards, benefits and/or fees to all employees. Oversight of executive compensation and employee benefits is the responsibility of the Compensation and Nominating Committee of the Board. The Committee engages in ongoing dialogue with management and the Board on executive compensation practices and policies and on the type and amount of incentives that are appropriate to achieve the Company’s goals and aligning interests of executives with those of the shareholders.

Components of Compensation
The Company’s compensation program consists of base salary, potentially a bonus, restricted stock and stock option awards issued pursuant to the Amended and Restated 2012 Incentive Plan and certain other benefits. The overall framework and amounts of compensation to the Named Executive Officers did not change for 2014.

Base Salary

The purpose of base salary is to provide competitive and fair base compensation that takes into consideration the scope and impact of the position within the Company, the experience of the officer, and their performance. The Compensation and Nominating Committee reviews and recommends to the Board the base salary for the President and Chief Executive Officer and the other Named Executive Officers. Base salaries are reviewed annually in consideration of job responsibilities, competitive market practice and executive expertise, performance and contributions in the role.

Robert L. Reid’s annual base salary was initially set at $475,000 but was raised to $500,000 upon him assuming the role of Chief Executive Officer on October 1, 2014. The annual base salary during 2014 for the Other Named Executive Officers, which was unchanged from 2013, was as follows: David L. Nielsen, Chief Financial Officer, $475,000; Beth S. DeSimone, $400,000, Angus M. McBryde, $350,000, and Gregory P. Murphy, $350,000.
Short Term Incentives
Short term bonus incentive payments are designed to reward employees for achieving critical annual operating goals, both financial and non-financial, and for performing strategic activities that contribute to the long term total return to shareholders, consistent with the Company’s goal hierarchy. As the Company was still subject to the compensation rules of TARP until May 23 2014, no bonus was paid to Messrs. Reid, Nielsen, McBryde and Murphy and Ms. DeSimone during 2014.
Long Term (Equity) Incentives
The Company maintains two equity plans under the Amended and Restated 2012 Incentive Plan: a management incentive plan for the Named Executive Offices, and the outside non-executive directors, and a senior equity award plan for other senior officers in the Company. The management incentive plan provides for a combination of stock options and restricted stock awards to each of the Named Executive Officers. Fifty percent of the awards of both restricted stock and options are time vested and fifty percent are performance vested over seven years. Options granted under the management incentive plan have a strike price of $16.00 per share, which is the price at which the investors that participated in the recapitalization of the Company purchased their shares, and have a 10 year exercise period from the date of grant. Awards made under the management incentive plan during 2013 and in January 2014 provided for performance based restricted stock and stock options tied to target stock prices of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance awards vesting at each price point. The plans was amended in October 2014 so that awards issued on or after that date provide for performance based restricted stock and stock options tied to target stock prices of $22.00 and $24.000 per share of Common Stock, with 50% of the performance awards vesting at each price point. Restricted stock granted during the period in which the Company was subject to the TARP compensation standards were limited to one third of the executive’s total compensation for that year and no vesting of such shares may occur until the second anniversary of the date of the grant, at which time two thirds of the stock would vest, with the remaining one third of the restricted stock would vest on the third anniversary of the date of grant. Those Awards are subject to clawback if the objective performance measures that will be used to determine the Awards are later restated or otherwise determined to be illusory by the Board, or if such clawback is otherwise required by applicable law.
In developing the management incentive plan and the specific awards under the plan, the Compensation and Nominating Committee hired PM&P, an independent consulting firm. PM&P assisted the Committee in determining the appropriate levels of equity grants, based on peer group data collected by PM&P, which includes market comparables of other financial institutions that have been involved in a recapitalization. An overall executive compensation review also was undertaken by the Committee with the assistance of PM&P, in part using proxy and survey data for the Named Executive Officers and other senior executives, to make sure that overall compensation aligned with the Company’s peers, its compensation philosophy and goal hierarchy as described in the Staffing and Compensation Policy, and the economic interests of shareholders.

Certain Other Benefits
401(k) Savings Plan: The Company sponsors a qualified 401(k) plan to provide a tax-advantaged savings vehicle for employees, including the Named Executive Officers. The Company believes that the 401(k) plan, and its contributions to the plan, increases the range of benefits offered to executives and enhances its ability to attract and retain employees. All regular employees are eligible to participate in the plan.  A portion of the employee contributions are matched by the Company based on the plan formula, which is $0.50 for each dollar on the first 6% of eligible pay deferred by the employee under the plan.  An additional discretionary employer contribution may be made each year. Based on the Company’s performance, no discretionary contribution was made for 2014.  The Company established its limit on its matching contributions by reference to market and peer practices. All employer contributions to the 401(k) plan, both matching amounts and discretionary amounts, are made in cash. The 401(k) plan is the Company’s primary retirement benefit plan. The Named Executive Officers participate in this plan, subject to the same rules as all other employees.

Other Core Benefits: The Company strives to provide its employees a set of core benefits, including medical, dental, disability and life insurance coverage that are competitive with those offered by comparable banks and employers. The Company also believes that providing benefits that are usual and customary within its peer group assists the Company in attracting and retaining key executive talent. The Named Executive Officers, with the exception of Mr. Reid, participate in these benefits on the same terms as other eligible employees of the Company. Mr. Reid is not eligible to participate in the Bank’s health, dental or life insurance programs. Prior to his departure on September 30, 2014, Mr. Simpson also was not eligible to participate to participate in the Bank’s health, dental or life insurance programs.
Perquisites: Perquisites represent a very small part of the Company’s overall compensation package, and primarily consist of the exclusive use of an automobile, or an automobile allowance. Automobiles were provided to Mr. Simpson and Mr. Reid in 2014, with the Company paying all operating and service expenses, including automobile insurance, related to the vehicle. Mr. Simpson was allowed to retain this vehicle after his departure on September 30, 2014 and the value of the car was included in his 2014 compensation. Executives are responsible for reporting the amount of personal use of company cars to the Company, so that the taxable income from such use can be reported in the executives’ compensation. Mr. Nielsen receives an annual car allowance of $7,200 that is fully taxable compensation. The Compensation and Nominating Committee reviews annually the perquisites and other personal benefits provided to senior management.
Employment Agreements
The Company and CommunityOne Bank have entered into an employment agreement with each of the Named Executive Officers. Each of the agreements has a three year term (the "Term"), but if not earlier terminated, the Term may be extended for a one year period at each anniversary of the Effective Date; provided that the Board of Directors of the Company and the Bank (the “Board”) must whether such an extension is appropriate, taking into consideration all relevant factors, including each Named Executive officer’s performance during the previous year, and either the Company and the Bank or the Named Executive Officer must provide written notice at least 90 days prior to the anniversary that the extension should not be granted. Each Employment Agreement also has substantially similar terms except for the base salaries and potential bonus opportunities. Specifically, subject to the applicable law, including the FDIC’s golden parachute rules (12 U.S.C. § 1828(k) and 12 C.F.R. Part 359) and other applicable restrictions (together the “Compensation Rules”), each Named Executive Officer is eligible to (a) receive annual bonuses at a target level of base salary (subject to the achievement of performance conditions to be established by the Compensation and Nominating Committee), and (b) participate in the Company’s long term cash and equity award and equity-based programs. The employment agreements also provide for benefits upon certain termination of employment and change in control events. See “Payments Upon Termination or Change in Control” below for more information.
Use of Peer Groups

The Compensation and Nominating Committee reviewed a peer group in reviewing and recommending compensation decisions for the Named Executive Officers. The peer group consisted of 17 banks based on asset sizes of $1.1 to $3.7 billion, located in the Southeast and Southwest. The average asset size of this group was $2.5 billion. Banks in this peer group were: Ameris Bancorp, City Holding Company, BNC Bancorp, First Bancorp, Cardinal Financial Corporation, First Community Bancshares, Inc., State Bank Financial Corporation, Yadkin Financial Corporation, NewBridge Bancorp, Park Sterling Corporation, Hampton Roads Bankshares, Inc., Summit Financial Group Inc., C&F Financial Corporation, American National Bankshares, Inc., Middleburg Financial Corporation, WashingtonFirst Bankshares, Inc. and Palmetto Bancshares, Inc.
The Company used a blend of proxy statement and survey data based on that peer group when reviewing executive compensation, but did not use the peer group as a benchmark to set executive compensation, but rather to provide a general understanding of current compensation practices and trends of similarly situated companies.

Tax Considerations
It is the intent of the Company and the Compensation and Nominating Committee that all incentive payments be deductible unless maintaining such deductibility would undermine the Company’s ability to meet its primary compensation objectives or is otherwise not in its best interests. The Company also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers that might have the effect of frustrating the purpose of the compensation. There are various provisions of the Internal Revenue Code considered when making compensation decisions.
Section 162(m)
Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to the President and Chief Executive Officer and the next four most highly compensated executive officers. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it qualifies as “performance based compensation.” The Company was required when it was subject to the TARP standards for executive compensation and corporation governance to agree to lower the tax deduction limit to $500,000 and that the performance based compensation exception would not apply. The Compensation and Nominating Committee did not consider the deductibility limits in making its compensation decisions for any of the Named Executive Officers for the 2014 fiscal year, as the Board determined not to compensate any Named Executive Officer in excess of the deductibility limits. However, the Committee’s policy is to design and administer compensation programs that meet the objectives set forth above and to reward executives for corporate performance that meets established financial goals and, to the extent reasonably practicable and consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by the Company.

Executive Compensation Standards of TARP

The Company adopted the U.S. Treasury’s standards for executive compensation and corporate governance as a result of its participation in the Capital Purchase Program of the Troubled Asset Relief Program or TARP beginning on February 13, 2009. While as part of the recapitalization of the Company in October 2011, the U.S. Treasury exchanged the preferred stock it held for Company Common Stock, the exchange agreement required the Company to continue to meet these compensation standards for as long as the U.S. Treasury owned Company Common Stock. The U.S. Treasury sold the Common Stock of the Company held by it on May 23, 2014, and thus was no longer subject to the standards for executive compensation and corporate governance of the TARP as of that date.
Key features of the executive compensation standards to which the Company complied during 2014 while it was subject to TARP included:

•
A prohibition of the payment or accrual of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees for as long as any TARP related obligations are outstanding, subject to an exception for “long-term restricted stock” that meets certain requirements imposed under TARP (the “Bonus Prohibition”);

•
Prohibition on any payment to any Senior Executive Officer (“SEOs,” i.e., the Named Executive Officers) or any of the next five most highly-compensated employees upon a change in control or upon termination of employment for any reason for as long as any TARP obligations remain outstanding (collectively, “Golden Parachute Payment Prohibition;” a golden parachute payment is used to describe any payment to an SEO in consequence of a departure from Company for any reason, except for payments for services performed or benefits accrued).

•
Recovery or “clawback” of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next 20 most highly-compensated employees in addition to the SEOs;

•
A requirement that the Chief Executive Officer and Chief Financial Officer provide a written certification in the Company’s annual filings with the SEC of compliance with the executive compensation restrictions under TARP;

•	Implementation of a company-wide policy regarding excessive or luxury expenditures;

•	Limits on tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or any of the three most highly-compensated executive officers of $500,000 annually;

•	Prohibition on payment of tax gross-ups to any SEO or any of the next 20 most highly-compensated employees in addition to the SEOs; and

•	Inclusion in a participant’s proxy statements for annual shareholder meetings of a non-binding “say on pay” proposal to allow a shareholder vote to approve executive compensation.

In addition, at least every six months, the Compensation and Nominating Committee was required to discuss, evaluate, and review with the TARP recipient’s Chief Risk Officer the compensation arrangements to ensure that: (i) the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the TARP recipient, (ii) the employee compensation plans do not pose unnecessary risks to the TARP recipient, and (iii) the employee compensation plans do not encourage the manipulation of reported earnings of the TARP recipient to enhance the compensation of any of the TARP recipient’s employees. The Compensation and Nominating Committee must provide certifications to this effect within its Compensation Benefits Committee Report. The Company complied with these requirements for the period during 2014 it was subject to the TARP executive compensation standards and corporate governance requirements.

Furthermore, at the time the Company received its TARP assistance, the SEOs agreed in writing to restrictions on their compensation, which, among other things: (1) prohibit the Company from paying any “excess parachute payments” within the meaning of Section 280G(b) of the Code during any TARP covered period; (2) subjects any bonus and incentive compensation paid during a TARP covered period to recovery or clawback if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (as noted above); and (3) noted that each compensation, bonus, incentive, change-in-control and other benefit plan is amended to the extent necessary to give effect to provisions (1) and (2). Each of the Named Executive Officers as of the Recapitalization on October 21, 2011 signed a Waiver of Rights in consideration of the benefits received as an employee of a TARP recipient; and signed a letter acknowledging compliance with TARP requirements and agreed to consent to all modifications or amendments to any of the Company’s benefit plans, arrangements and agreements, including employment, change-of-control and severance agreements, as may be required. Ms. DeSimone signed these documents in March, 2012.

At the beginning of each calendar year during which the Company was subject to TARP, the Chief Human Resources Officer reviewed the total compensation received by employees and compiled a list of the SEOs and the 20 next most highly compensated employees. Management reviewed the list to ascertain that each employee on the list signed a TARP waiver and letter.

 Compensation Consulting and Advisory Services Fees

As noted, the Compensation and Nominating Committee engaged PM&P to work on a variety of projects relative to compensation and governance during 2014. These projects included assistance in the structure of the compensation in the employment agreements for the Named Executive Officers, the development and review of peer groups and use of survey data to review and benchmark overall executive compensation and the performance of benchmarking services for certain officer and other employee positions. The Committee also engaged PM&P to assist the Committee in reviewing the overall competitiveness of its executive compensation program, which has included updating the Company’s peer group, assessing the Company’s total compensation compared to survey and peer group proxy data, and recommending guidelines for total compensation opportunities (i.e., base salary and short and long term incentive targets). This review is intended to assist the Committee in assessing the competitive position of the Company’s executive compensation program compared to the external market, provide a market based framework for managing compensation going forward, and serve as a basis for discussing potential changes to the compensation structure as appropriate for 2015. No non-compensation related services were provided to the Company by PM&P.

The Compensation and Nominating Committee reviewed PM&P’s independence pursuant to the standards set forth in the Dodd Frank Act, SEC guidance and NASDAQ requirements and concluded that the work of PM&P during 2014 did not create any conflicts of interests. PM&P has had regular discussions with the Compensation and Nominating Committee during 2014, and the Compensation and Nominating Committee approved all services provided by PM&P to the Company during 2014 under the purview of the Committee. Fees paid to PM&P for 2014 totaled $34,344.

Summary Compensation Table

The following table shows the compensation of the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Robert L. Reid	2014	481,250	—	188,729	140,258	—	—	9,805	820,042
President and Chief Executive Officer	2013	475,000	—	202,071	—	—	—	9,805	686,876
	2012	475,000	—	237,500	—	—	—	9,532	722,032
David L. Nielsen	2014	475,000	—	188,729	140,258	—	—	15,000	818,987
Chief Financial Officer	2103	475,000	—	202,071	—	—	—	15,000	692,071
	2012	475,000	—	237,500	—	—	—	14,325	726,825
Beth S. DeSimone	2014	400,000	—	47,121	93,509	—	—	7,800	548,430
General Counsel	2013	400,000	—	140,768	—	—	—	7,800	548,568
	2012	400,000	—	200,000	—	—	—	7,500	607,500
Angus M. McBryde, III	2014	350,000	—	204,243	93,509	—	—	7,693	655,445
Treasurer	2013	350,000	—	174,994	—	—	—	5,257	530,251
	2012	350,000	—	174,997	—	—	—	5,206	530,204
Gregory P. Murphy	2014	350,000	—	21,245	93,509	—	—	7,800	472,554
Chief Workout Officer	2013	350,000	100,000	158,902	—	—	—	7,800	616,702
	2012	250,000	—	124,990	—	—	—	7,146	382,136
Brian E. Simpson (5)	2014	375,000	—	—	—	—	—	2,035,934	2,410,934
Chief Executive Officer	2013	500,000	—	250,000	—	—	—	—	750,000
	2012	500,000	—	250,000	—	—	—	9,798	759,798

(1)	No bonuses were awarded to the Named Executive Officers during 2012, 2013 or 2014, consistent with the compensation rules of the TARP. Gregory P. Murphy was not a Named Executive Officer in 2013.

(2)
Pursuant to the 2012 Incentive Plan, a total of 110,059 shares of long term restricted stock were granted by the Board to the top six officers of the Company on December 28, 2012, valued at the closing price of Company Common Stock on the grant date. An additional 110,387 shares of long term restricted stock were granted by the Board to the top six officers of the Company pursuant to the Amended and Restated 2012 Incentive Plan on December 19, 2013, valued at the closing price of Company Common Stock on the grant date. Under the terms of a portion of the 2012 and 2013 awards, 2/3rds of the restricted stock vest on the second anniversary of the date of grant and the final 1/3 of the stock vest on the third anniversary of the date of grant. The remainder of the awards require the Company Common Stock to reach stock price targets over a twenty day period of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance awards vesting at each price point (except that no shares may vest in the two years following the grant date). On January 30, 2014, a total of 107,086 shares of restricted stock were issued under the management incentive plan of the Amended and Restated 2012 Incentive Plan to the Named Executive Officers of the Company, a portion of which were time vested only and were valued at the closing of the Company’s Common Stock on the grant date, and the remainder of which require the Company Common Stock to reach stock price targets of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance awards vesting at each price point. The Company canceled 267,937 shares of restricted stock awarded to certain of the Named Executive Officer in connection with the U.S. Treasury sale of the shares it owned in the Company on May 23, 2014. On October 1, 2014, a total of 78,614 shares of restricted stock were issued pursuant to the management incentive plan of the Amended and Restated 2012 Incentive Plan to the Named Executive Officers, a portion of which were time vested only and were valued at the closing of the Company’s Common Stock on the grant date and a portion of which require the Company Common Stock to reach stock price targets over a ten day period of $22.00 and $24.00 per share of Common Stock, with 50% of the performance awards vesting at each price point.

(3)
Pursuant to the management incentive plan of the Amended and Restated 2012 Incentive Plan, a total of 207,538 incentive stock options were granted by the Board to the Named Executive Officers on October 1, 2014. One half of the options were time vested only and were valued as of the date of grant using the Black-Scholes option pricing model. The remainder of the option grants require the Company Common Stock to reach stock price targets over a ten day period of $22.00 and $24.00 per share of Common Stock, with 50% of the performance awards vesting at each price point, and were valued as of the date of grant using the Monte Carlo option pricing model. No stock options were granted to the Named Executive Officers in 2012 or 2013.

(4)	All Other Compensation for 2014 for the Named Executive Officers includes the total of the following benefits and perquisites:

Name and principal position	Automobile Allowance ($)	Employer 401(k) ($)	Severance Payment ($)	Total ($)
Robert L. Reid	2,005	7,800	—	9,805
President and Chief Executive Officer
David L. Nielsen	7,200	7,800	—	15,000
Chief Financial Officer
Beth S. DeSimone	—	7,800	—	7,800
General Counsel
Angus M. McBryde, III	—	7,693	—	7,693
Treasurer
Gregory P. Murphy	—	7,800	—	7,800
Chief Workout Officer
Brian E. Simpson	2,134	7,800	2,026,000	2,035,934
Chief Executive Officer

(5)
Mr. Simpson left the Company and the Bank effective September 30, 2014 and resigned from the Board of Directors of the Company and the Bank effective the same date. In connection with Mr. Simpson’s departure, the Bank and Mr. Simpson entered into a Separation Agreement, dated as of September 11, 2014 (the “Separation Agreement”) and a Consulting Agreement dated the same date (the “Consulting Agreement”). Pursuant to the Separation Agreement, Mr. Simpson received a severance payment of $2.0 million. Under the Consulting Agreement, Mr. Simpson agreed to assist the Company in matters as may be requested by the President and Chief Executive Officer of the Company for a period of two years at an annual consulting fee of $125,000. The Separation Agreement provides that the $2.0 million severance payment and the Consulting Agreement are both conditioned upon Mr. Simpson executing a release agreement in the form attached to the Separation Agreement. In addition, the Separation Agreement subjects Mr. Simpson to various restrictive covenants, including a two-year covenant relating to non-solicitation and non-competition, as well as maintaining confidentiality. All of Mr. Simpson’s stock awards were canceled in connection with the sale by the U.S. Treasury of the stock it owned in the Company.

2014 Grants of Plan-based Awards

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities under-lying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($) (2)
		Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($) (1)	Max ($)
Robert L. Reid	10/1/2014	—	—	—	—	65,761	—	17,295	34,589	16.00	263,226
David L. Nielsen	10/1/2014	—	—	—	—	65,761	—	17,295	34,589	16.00	263,226
Beth S. DeSimone	10/1/2014	—	—	—	—	43,843	—	2,546	23,060	16.00	96,787
Angus M. McBryde, III	10/1/2014	—	—	—	—	27,437	—	11,530	23,060	16.00	175,487
	1/30/2014	—	—	—	—	94,828	—	—	—	—	—
Gregory P. Murphy	10/1/2014	—	—	—	—	40,270	—	—	23,060	16.00	74,484

(1)	This column represents the value of the performance based restricted stock and options held by each Named Executive Officer.

(2)	This column represents the value of the time based restricted stock and options held by each Named Executive Officer.

On June 20, 2013, the Company’s shareholders approved the Amended and Restated 2012 Incentive Plan, which provides for the grant of stock options, restricted stock and other stock-based awards, as well as cash-based performance awards. A total of 1,800,000 shares have been authorized for issuance under the Amended and Restated 2012 Incentive Plan, and the maximum number of shares of Company Common Stock with respect to which an employee may be granted awards under the Amended and Restated 2012 Incentive Plan during any calendar year period is 100,000 shares. On January 30, 2014, a total of 107,086 shares of restricted stock were granted by the Board under the management incentive plan of the Amended and Restated 2012 Incentive Plan to the Named Executive Officers of the Company. One half of the restricted stock awards were time vested only and were valued at the closing of the Company’s Common Stock on the grant date. The remainder of the restricted stock awards required the Company Common Stock to reach certain stock price targets. With the U.S. Treasury sale of the shares it owned in the Company on May 23, 2014 and in compliance with the U.S. Treasury’s TARP regulations, the Company canceled 267,937 shares of restricted stock awards previously granted to certain of the Named Executive Officers. On October 1, 2014, a total of 78,614 shares of restricted stock and 207,538 incentive stock options were issued under the Amended and Restated 2012 Incentive Plan to the Named Executive Officers of the Company. One half of the restricted stock awards were time vested only and were valued at the closing of the Company’s Common Stock on the grant date. One half of the options granted also were time vested only and were valued as of the date of grant using the Black-Scholes option pricing model, consistent with FASB ASC Topic 718. The remainder of the restricted stock awards and the option grants require the Company Common Stock to reach stock price targets over a ten day period of $22.00 and $24.00 per share of Common Stock, with 50% of the performance awards vesting at each price point. The performance options were valued as of the date of grant using the Monte Carlo option pricing model.

Outstanding Equity Awards at Fiscal Year-end

The following table provides information for each of our Named Executive Officers regarding outstanding unvested restricted stock awards held by those officers as of December 31, 2014.

Name		Option awards					Stock Awards
	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexer-cisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($/Sh)	Option expiration date	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (4)
Robert L. Reid	12/28/12	—	—	—	—		—	—	—	—
	12/19/13	—	—	—	—		—	—	—	—
	01/30/14	—	—	—	—		—	—	—	—
	10/01/14	—	34,589	17,295	16.00	10/01/24	17,295	198,028	8,647	99,008
David L. Nielsen	12/28/12	—	—	—	—		—	—	—	—
	12/19/13	—	—	—	—		—	—	—	—
	01/30/14	—	—	—	—		—	—	—	—
	10/01/14		34,589	17,295	16.00	10/01/24	17,295	198,028	8,647	99,008
Beth S. DeSimone	12/28/12	—	—	—	—		5,990	68,586	—	—
	12/19/13	—	—	—	—		—	—	—	—
	01/30/14	—	—	—	—		—	—	—	—
	10/01/14	—	23,060	11,530	16.00	10/01/24	2,546	29,152	5,765	66,009
Angus M. McBryde, III	12/28/12	—	—	—	—		—	—	—	—
	12/19/13	—	—	—	—		—	—	—	—
	01/30/14	—	—	—	—		—	—	15,245	174,555
	10/01/14	—	23,060	11,530	16.00	10/01/24	11,530	132,019	1,954	22,373
Gregory P. Murphy	12/28/12	—	—	—	—		3,744	42,869
	12/19/13	—	—	—	—		11,830	135,454	3,321	38,025
	01/30/14	—	—	—	—		—	—	—	—
	10/01/14	—	23,060	11,530	16.00	10/01/24	—	—	4,935	56,506

(1)
Certain restricted stock awards granted on December 28, 2012, December 19, 2013 and January 30, 2014 to the Named Executive Officers were canceled on May 27, 2014. The table reflects the restricted stock awards that remain outstanding to the individual Named Executive Officer after cancellation of those awards.

(2)	The amounts in this column were computed by multiplying the price per share ($11.45) on the last day of the Company’s fiscal year (December 31, 2014) by the number of shares awarded.

(3)
On October 1, 2014, the following Named Executive Officer each were issued awards of restricted stock with a per share price of $8.76 on the date of grant, in the amounts indicated in the table. These awards vest as the Company's Common Stock reaches stock price targets over a ten day period of $22.00 and $24.00 per share of Common Stock, with 50% of the award vesting at each price point.

(4)	The amounts in this column were computed by multiplying the fair value per share on December 31, 2014 by the number of shares awarded.

The following table sets forth information on outstanding equity awards under the Company’s equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/Sh)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1) (#)
Equity Compensation Plans Approved by Shareholders	303,272	14.33	1,686,782
Equity Compensation Plans Not Approved by Shareholders (2)	—	—	—
Total	303,272	14.33	1,686,782

(1)
The number of securities remaining available for issuance at December 31, 2014 excludes the number of securities to be issued upon exercise of any outstanding options and reflects 1,686,782 securities issuable under the Company’s Amended and Restated 2012 Incentive Plan.

(2)	There were no equity compensation plans at December 31, 2014 that have not been approved by the Company’s shareholders.

Options Exercised and Stock Vested During 2014
The following table sets forth information regarding the number and value of restricted stock vested during 2014 for our Named Executive Officers. No stock options vested during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Robert L. Reid	—	—	—	—
David L. Nielsen	—	—	—	—
Beth S. DeSimone	—	—	11,979	136,261
Angus M. McBryde, III	—	—	—	—
Gregory P. Murphy	—	—	7,486	85,153

(1) The December 28, 2012 restricted stock grant to Ms. DeSimone and Mr. Murphy vested 66% on December 28, 2104. The remainder of the grant will vest on December 28, 2015. The value realized on vesting is based on the average of the high and low price of Company Common Stock on the close of the market on the date of the vesting.

Nonqualified Deferred Compensation

The Company does not provide employees with non-qualified deferred compensation opportunities, nor does it offer non-qualified defined contribution plans.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The discussion and tables below reflect the estimated amount of compensation that each of the Named Executive Officers would be entitled to in the event of termination of such executive’s employment. The amounts shown assume a termination date of December 31, 2014. Mr. Simpson is not included in the table due to his departure from the Company as of September 30, 2014. All amounts shown are estimates. They do not include compensation and benefits available to all of the Company’s general employees on a non-discriminatory basis. “CIC” refers to a change of control event, as defined by the employment agreement with each officer. All agreements are compliant with Internal Revenue Code Section 409A. At the time of separation from service, if a Named Executive Officer is a specified employee as defined under Section 409A, payments will be delayed for six months as necessary to remain compliant with Section 409A.

Compensation and/or Benefits Payable Upon Termination	Multiple of Salary ($)	Value of Vesting Nonstatutory Stock Options ($)	Restricted Stock Awards ($)	Total Value of Payments ($)
Robert L. Reid
President and Chief Executive Officer
Termination by COB Without Cause or by the Executive for Good Reason for Other Than a CIC	1,000,000	182,632	297,036	1,479,668
Termination by COB Without Cause or by the Executive for Good Reason for a CIC	2,000,000	182,632	297,036	2,479,668
Death or Disability	—	—	99,008	99,008
David L. Nielsen
Executive Vice President and Chief Financial Officer
Termination by COB Without Cause or by the Executive for Good Reason for Other Than a CIC	950,000	182,632	297,036	1,429,668
Termination by COB Without Cause or by the Executive for Good Reason for a CIC	1,900,000	182,632	297,036	2,379,668
Death or Disability	—	—	99,008	99,008
Beth S. DeSimone
Executive Vice President, Secretary, General Counsel
Termination by COB Without Cause or by the Executive for Good Reason for Other Than a CIC	800,000	121,757	163,746	1,085,503
Termination by COB Without Cause or by the Executive for Good Reason for a CIC	1,600,000	121,757	163,746	1,885,503
Death or Disability	—	—	100,302	100,302
Angus M. McBryde, III
Executive Vice President and Treasurer
Termination by COB Without Cause or by the Executive for Good Reason for Other Than a CIC	700,000	121,757	328,947	1,150,704
Termination by COB Without Cause or by the Executive for Good Reason for a CIC	1,400,000	121,757	328,947	1,850,704
Death or Disability	—	—	109,634	109,634
Gregory P. Murphy
Executive Vice President and Chief Workout Officer
Termination by COB Without Cause or by the Executive for Good Reason for Other Than a CIC	733,333	121,757	272,854	1,127,944
Termination by COB Without Cause or by the Executive for Good Reason for a CIC	1,400,000	121,757	272,854	1,794,610
Death or Disability	—	—	119,527	119,527
Subject to the Compensation Rules, in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason,” in each case for other than a “Change in Control,” under the employment agreements among the Company, CommunityOne Bank and the Named Executive Officers in effect as of December 31, 2014, the Named Executive Officer is entitled to severance benefits as follows: (a) a cash payment equal to two times the sum of (i) his base salary and (ii) the average of annual bonuses paid for the three most recently completed fiscal years preceding the date of termination; provided, however, that if no annual bonus opportunity was established for the Named Executive Officer for any fiscal year, the target bonus shall be deemed to be the amount of the annual bonus paid for that year; and (b) accelerated vesting of any equity compensation awards held by the Named Executive Officer. If the Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason,” in each case in connection with a “Change in Control,” the Named Executive Officer’s cash payment would be equal to two times the sum of (i) his base salary and (ii) the product of (1/Target Bonus Percentage) x the dollar amount of the Named Executive Officer’s target bonus, plus accelerated vesting of any equity compensation awards held by him. If the Company terminates any of the Named Executive Officers for cause, the Company will have no obligations to the executive after the date of termination.
The employee agreements define “good reason” to mean, unless the executive has consented in writing thereto:

•	A material diminution in the executive’s duties and responsibilities or authority or any material adverse change in the executive’s base compensation;

•
A relocation of the executive’s primary work location more than thirty (30) miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty (30) miles thereof);

•	A material breach of the Employment Agreement by the Company or CommunityOne Bank; or

•	A “Change in Control.”
A “Change in Control” is deemed to have occurred, if:

•
Any person (other than an employee benefit plan of the Company or its affiliates; or either anchor investor in the Recapitalization) is or becomes the beneficial owner of more than 25% of the Company’s voting stock, if at such time, the voting power of the stock owned by that person exceeds the voting power represented by the stock owned by the anchor investors in the Recapitalization;

•
The Company consummates a merger, consolidation, share, exchange, division or other reorganization or transaction with any other corporation, other than a transaction that results in the Company’s voting securities continuing to represent at least 60% of the combined voting power of the surviving entity immediately after the transaction;

•	The Company’s shareholders approve a plan of complete liquidation or winding up of the Company;

•	The consummation of a sale or disposition of all or substantially all of the Company’s assets; or

•	During any 24 consecutive month period, individuals who at the beginning of such period constituted the Company’s Board cease for any reason to constitute at least a majority of the Board.
Furthermore, during the time any of the Named Executive Officers are employed by the Company or CommunityOne Bank and for twenty four (24) months following termination of the executives employment without cause or for “good reason,” and a severance payment has been made, the executive may not, without the written consent of the Company or CommunityOne Bank, directly or indirectly own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any company in the banking or financial services business within the territory where the Company operates and contiguous counties thereto, subject to certain exceptions involving passive investment or employment at a banking or financial services business having duties, activities and responsibilities wholly unrelated to those duties activities and responsibilities performed by the executive for the Company, CommunityOne Bank or their affiliates. The executive also may not solicit any Company customer to discontinue using the Company’s, CommunityOne Bank’s or any other affiliate’s services or interfere with or disrupt any relationship between the Company and its affiliates and any employee, customer, supplier, principals, distributor, lessors or licensors.
Pursuant to the management incentive plan, the Board in each of 2012, 2013 and 2014 granted each of the Named Executive Officers certain restricted shares a portion of which time vested and a portion of which were based on stock performance. Under the agreements governing these awards, in the event of termination of service, unvested shares under each of these grants will be immediately and automatically forfeited, with the following exceptions:

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the second anniversary of the grant date, the participant will become vested in two thirds of the awards.

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the third anniversary of the grant date, the participant will become immediately vested in the full award.

•	In the event of termination for “good reason” or without cause, any unvested awards will become immediately vested.

•	Any portion of the executive’s award that is unvested in the event of a Change in Control will become immediately vested.

On October 1, 2014, pursuant to the management incentive plan, the Board granted each of the Named Executive Officers additional restricted shares a portion of which were time vested and a portion of which were based on stock performance. Under the agreements governing these awards, in the event of termination of service, unvested shares under these grants will be immediately and automatically forfeited, with the following exceptions:

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the first anniversary of the grant date, the participant will become immediately vested in one third of the awards.

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the second anniversary of the grant date, the participant will become immediately vested in two thirds of the awards.

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the third anniversary of the grant date, the participant will become immediately vested in the full award.

•	In the event of termination for “good reason” or without cause, any unvested awards will become immediately vested.

•	Any portion of the executive’s award that is unvested in the event of a Change in Control will become immediately vested.

Unvested shares under the grant agreements may not be sold, assigned, pledged, exchanged, hypothecated or otherwise disposed of or transferred and any attempt to do so will result in forfeiture of the stock. The executive otherwise has the right to vote the shares and to receive dividends declared on them (if any).
Also on October 1, 2014, pursuant to the management incentive plan, the Board granted each of the Named Executive Officers incentive stock options, at an exercise price of $16.00 per share. Under the agreement granting these options, in the event of termination of service, unvested options will be immediately and automatically forfeited, with the following exceptions:

•	In the event of retirement, death or disability, the participant shall be treated as continuing to be employed under the expiration of the option period;

•	In the event of termination by the Company without cause or by the participant for “good reason,” any unvested options will become immediately vested.

•	In the event of a Change in Control any unvested options will become immediately vested.

Vested options in existence upon termination of service for other than “good reason” or retirement, disability or death are exercisable until the earlier of 90 days following termination of service and the expiration of the option period.
The grant agreements and the option agreements in each case define “good reason” to mean:

•	A material diminution in the executive’s duties and responsibilities or authority, or any material adverse change in the executive’s base compensation;

•
A relation of the executive’s primary work location more than thirty miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty miles thereof); or

•	Any material breach of the grant agreement by the Company, subject in each case to a cure period.
The definition of Change in Control for purposes of the grant agreements and the option agreements is the same as that in the employment agreements.
Termination for Cause
If the Company terminates any of the Named Executive Officers for cause, the Company will have no obligations to the executive after the date of termination. The employment agreements, grant agreements and stock option agreements with the Named Executive Officers each defined “cause” as termination (after an opportunity to cure) on account of the executive’s incompetence or dishonesty in his performance, deliberate neglect of, willful malfeasance or misconduct, or continued failure to substantially perform duties reasonably assigned to the executive by the Company or CommunityOne Bank; a material breach of the agreement or any written Company policy; willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or any felony or misdemeanor involving a “presumptive disqualifier,” which is defined to include fraud, moral turpitude, dishonesty, breach of trust or fiduciary duties, organized crime or racketeering, or violation of the securities, financial institution, or housing authority laws or regulations, or violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

The Compensation and Nominating Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with management. Based on such review and discussion, the Compensation and Nominating Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC.
Further, the Compensation Committee certifies that during the period during which the Company was subject to the compensation requirements imposed by TARP:

(1)
It reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that the plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)
It reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

In accordance with the above certifications, the Compensation and Nominating Committee completed a review of all applicable incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during the period during fiscal year 2014 when the Company was subject to the compensation requirements of the TARP. The assessment of the incentive plans was performed by key members of the Company’s Human Resources and Risk Management personnel, and entailed discussions of each plan’s design and operation. The findings were reviewed by both senior management and the Compensation and Nominating Committee. The purpose of this review is to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on the Company.
After a careful evaluation of the Company’s employee incentive plans, the Committee has concluded that the Company’s incentive compensation plans:

(1)	do not encourage the Senior Executive Officers to take unnecessary and excessive risks that could threaten the value of the Company;

(2)	are structured to limit the plans’ potential for generating unacceptable risk that could materially affect the value of the Company; and

(3)	are not structured to created substantial opportunities to benefit due to material manipulation of financial results.

Compensation and Nominating Committee Members
H. Ray McKenney, Jr., Chair,
J. Chandler Martin
Scott B. Kauffman
John C. Redett

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee also is directly responsible for appointing, compensating and overseeing the work of the Company’s independent auditors. The Audit Committee meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2014 with management and Dixon Hughes Goodman LLP, the corporation’s independent accountants. The Audit Committee also discussed with the Company’s independent auditors all matters required by standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also obtained from the independent auditors the written disclosures and a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also determined that the provision of the other non-audit services described under “Independent Auditors - Disclosure of Audit Fees” by Dixon Hughes Goodman LLP to the Company is compatible with maintaining Dixon Hughes Goodman LLP’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Audit Committee Members
Jerry R. Licari - Chairman
T. Gray McCaskill
H. Ray McKenney, Jr.
Boyd C. Wilson, Jr.

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and will not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, should any matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
By Order of the Board of Directors,
Beth S. DeSimone
Secretary

WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: INVESTOR RELATIONS, P.O. BOX 1328, ASHEBORO, NORTH CAROLINA 27204. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.COMMUNITY1.COM. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.

THE BOARD HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Scott B. Kauffman   02 Jerry R. Licari   03 J. Chander Martin   04 T. Gray McCaskill   05 H. Ray McKenney, Jr.
06 John C. Redett   07 Robert L. Reid   08 Boyd C. Wilson, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Amendment of Amended & Restated Bylaws.	☐	☐	☐
3 Approval of the Compensation of Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 Frequency of Advisory Vote to Approve Executive Compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5 Ratification of Appointment of Dixon Hughes Goodman LLP as the Company's Auditors for 2015.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000231270_1   R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Shareholder Letter is/are available at www.proxyvote.com .

COMMUNITYONE BANCORP
Annual Meeting of Shareholders
May 7, 2015 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Beth S. DeSimone and David L. Nielsen, or either of them, or any successors, proxy with full power of substitution to vote all shares CommunityOne Bancorp standing in the name of the undersigned at the above Annual Meeting of Shareholders to be held at the CommunityOne Bancorp corporate offices, Randolf Room, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204, on May 7, 2015 at 2:00 p.m. EST and all adjournments thereof.

The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000231270_2 R1.0.0.51160

Composite Copy
~~July 1, 2013~~ March 4, 2015

AMENDED AND RESTATED BYLAWS
OF
COMMUNITYONE BANCORP

ARTICLE I

Offices

1.  Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may determine.

2.  Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

ARTICLE II

Shareholders' Meetings

1.  Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

2.  Annual Meetings. The annual meeting of shareholders shall be held on the second Tuesday in May, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

3.  Substitute Annual Meetings. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4.  Special Meetings. Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation.

5.  Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered no fewer than 10 nor more than 60 days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting and to each nonvoting shareholder entitled to notice of the meeting. If the corporation is required by law to give notice of proposed action to nonvoting shareholders and the action is to be taken without a meeting pursuant to Section 9 of this Article, written notice of such proposed action shall be delivered to such shareholders not less than 10 days before such action is taken.

If notice is mailed, such notice shall be effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

APPENDIX A

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter with respect to which specific notice to the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for more than 120 days after the date fixed for the original meeting or if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for 120 days or less and no new record date for the adjourned meeting is fixed, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

6.  Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Incorporation or these bylaws before or after the date and time stated in the notice. Such waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless the shareholder objects to considering the matter before it is voted upon.

7.  Quorum. Shares representing a majority of the outstanding votes entitled to vote upon a particular matter within each voting group represented in person or by proxy shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting unless a new record date is or must be set for the adjourned meeting.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting.

8.  Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Except in the election of directors, a majority of the votes cast on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless a greater vote is required by law, by the Articles of Incorporation or by a bylaw adopted by the shareholders of the corporation.

9.  Informal Action by Shareholders. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed, either before or after the time the action which is the subject of the shareholder approval is taken, by all of the persons who would be entitled to vote upon such action at a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Unless otherwise fixed by law or these bylaws, the record date for determining the shareholders entitled to take action without a meeting shall be the date the first shareholder signs the consent.

APPENDIX A

10.  Voting Lists. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all the shareholders entitled to notice of such meeting, arranged by voting group and within each voting group by class or series of shares, with the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of North Carolina law, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his agent or attorney, during the whole time of the meeting or any adjournment.

11.  Proxies. Shares may be voted either in person or by one or more proxies authorized by an appointment of proxy given by the shareholder or by the shareholder’s duly authorized attorney-in-fact, in any manner provided by law, including electronic or telephonic transmission. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

12.  Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as a shareholder. The extent of this recognition may be determined in the procedure.

ARTICLE III

Directors

1.  General Powers. Subject to the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation be managed under the direction of, its Board of Directors.

2.  Number, Term and Qualifications. The number of directors of the corporation shall be not less than ~~nine~~ three (~~9~~3) nor more than twenty‑five (25), the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

Directors need not be residents of the State of North Carolina or shareholders of the corporation, except insofar as such requirements are imposed by national banking laws or by regulations of the Federal Reserve and/or the U.S. Comptroller of the Currency.

3.    Election of Directors. Except as provided in Section 5 of this Article or in the Articles of Incorporation, the directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast.

4.  Removal. Directors may be removed from office with or without cause by the affirmative vote of a majority of the outstanding votes of the corporation entitled to be cast at an election of the directors. However, unless the entire Board of Directors is removed, an individual director may be removed only if the

APPENDIX A

number of votes cast for the removal exceeds the number of votes cast against the removal. If any directors are so removed, new directors may be elected at the same meeting.

A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

5.  Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the vacancy may be filled by the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, vacancies may be filled by the affirmative vote of a majority of all the directors, or by the sole remaining director. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until his successor is elected and qualified.

6.  Chairman. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. The Chairman of the Board shall not be an officer of the corporation unless specifically so designated by the Board.

7.  Compensation. The Board of Directors may compensate a director for his services as such and may provide for the payment of all expenses incurred by a director in attending regular and special meetings of the Board or in otherwise fulfilling his duties as a director.

8.  Executive and Other Committees. Unless otherwise provided in the Articles of Incorporation or the bylaws, the Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate from among its members an executive committee and one or more other committees, each consisting of two or more directors. To the extent specified by the Board of Directors or in the Articles of Incorporation of the corporation, such committees shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except that a committee may not authorize distributions; approve or propose to shareholders action that North Carolina law requires be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares of capital stock of the corporation, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

ARTICLE IV

Meetings of Directors

1.  Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of regular meetings.

APPENDIX A

2.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. Such meetings may be held within or without the State of North Carolina.

3.  Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

4.  Waiver of Notice. Any director may waive any required notice before or after the date and time stated in the notice. Attendance at or participation by a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

5.  Quorum. A majority of the number of directors prescribed, or, if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

6.  Manner of Acting. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, an act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a bylaw, if otherwise permissible. Approval of a transaction in which one or more directors have an adverse interest shall require a majority, not less than two, of the disinterested directors then in office, even though less than a quorum.

7.  Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless his contrary vote is recorded; he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; his dissent or abstention is entered in the minutes of the meeting; or he files written notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. The right of dissent or abstention is not available to a director who voted in favor of such action.

8.  Informal Action by Directors and Attendance by Telephone. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question, describing the action taken, is signed by all the directors and filed with the minutes of the proceedings of the Board or with the corporate records, whether done before or after the action so taken. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

9.  Loans to Directors. Except as otherwise provided by law, the corporation shall not directly or indirectly lend money to or guarantee the obligation of a director of the corporation unless the particular

APPENDIX A

loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under control of the benefited director, or unless the corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section does not affect the borrower's liability on the loan.

ARTICLE V

Officers

1.  Number. The officers of the corporation shall consist of a Chairman, a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be elected from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary, but no officer may act in more than one capacity where action of two or more officers is required. It shall not be necessary for any officer to be a shareholder of the corporation.

2.  Election and Term. Except as hereafter provided, the officers of the corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Unless otherwise determined by the Board of Directors, the Chief Executive Officer may appoint assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

3.  Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause. Officers appointed by the Chief Executive Officer may be removed by him. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  Compensation. The compensation of all officers of the corporation other than assistant officers shall be fixed by the Board of Directors. No officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors. The compensation of all assistant officers shall be fixed by the Chief Executive Officer of the corporation or his designee.

5.  President. The President shall, unless otherwise determined by the Board of Directors, be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation according to these bylaws. He shall, in the absence of the Chairman, preside at all meetings of the shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments that may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

6.  Vice Presidents. The Vice Presidents shall perform such duties and shall have such other powers as the Board of Directors or the President shall prescribe. The Board of Directors may designate one or more Vice Presidents as Executive or Senior Vice President, or any other title that the Board of Directors deems appropriate, and may rank the Vice Presidents in order of authority. The Vice President, or, if more

APPENDIX A

than one, the highest ranking available Vice President, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office.

7.  Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate records and books and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instruments requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

8.  Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors and the President. He shall keep full and accurate records of the finances of the Corporation in books especially provided for the purpose; and he shall cause a true statement of the assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

9.  Assistant Officers. The Assistant Vice Presidents, Secretaries and Treasurers shall, in the absence or disability of their superiors, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the President or by the respective officers to whom they report.

10.  Executive Officers. The Board of Directors may designate any officer as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer, which officer shall have such authority as the Board of Directors may designate.

11.  Contract Rights. The appointment of an officer does not itself create contract rights in the officer.

12.  Bonds. The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

Contracts, Checks and Deposits

1.  Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

APPENDIX A

2.  Checks and Drafts. All checks, drafts or orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

3.  Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

ARTICLE VII

Certificates for Shares and Transfer Thereof

1.  Certificates for Shares. The Chairman or the President and the Secretary or the Treasurer or any other two officers designated by the Board of Directors shall sign (either manually or in facsimile) share certificates. Shares may but need not be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. If shares are issued without certificates, the corporation shall, within a reasonable time after such issuance, send the shareholder a written statement of the information required on certificates by law. At a minimum each share certificate or information statement shall state on its face the following information: the name of the corporation and that it is organized under the law of North Carolina; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, the certificate or information statement represents; if the corporation is authorized to issue different classes of shares or different series within a class, a summary of, or alternatively, a conspicuous statement on the back or front of the certificate or contained in the information statement that the corporation will furnish in writing and without charge, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series); and, a conspicuous statement of any restrictions on the transfer or registration of transfer of the shares.

2.  Transfer of Shares. Transfer of shares of the corporation evidenced by certificates shall be made only on the stock transfer books of the corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or other officer or agent designated by the Board of Directors, and on surrender for cancellation of the certificate for such shares. Transfer of shares of the corporation not evidenced by certificates shall be made upon delivery to the corporation of such documentation as the corporation shall require.

3.  Fixing Record Date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to vote, to take any other action, or to receive a dividend with respect to their shares, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date fixed by the Board of Directors under this Section shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to a dividend, the close of the business day before the first notice is delivered to shareholders or the date on which the Board of Directors authorizes the dividend, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of

APPENDIX A

Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

4.  Lost Certificates. If a shareholder claims that a certificated security has been lost, apparently destroyed or wrongfully taken, the corporation shall issue a new certificated security or, at the option of the corporation, an equivalent noncertificated security in place of the original security, if the shareholder so requests before the corporation has notice that the security has been acquired by a bona fide purchaser, files with the corporation a sufficient indemnity bond if so required by the corporation, and satisfies any other reasonable requirements imposed by the corporation.

5.  Holder of Record. The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificates except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its share.

The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

6.  Reacquired Shares. The corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.

7. Rights, Options and Warrants. The corporation may issue rights, options or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued. Without limitation, the Board of Directors may include on such rights, options and warrants restrictions or conditions that preclude or limit the exercise, transfer or receipt of such rights, options or warrants by the holder or holders, or beneficial owner or owners, of a specified number or percentage of the outstanding voting shares of the corporation or by any transferee of such holder or owner, or that invalidate or void such rights, options or warrants held by any such holder or owner or by such transferee. In addition, the Board of Directors may implement rights plans that create purchase or conversion rights that are not exercisable by a hostile bidder involved in a hostile takeover of the corporation.

ARTICLE VIII.

Indemnification

1.  Extent. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and officers against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors, officers or employees of the corporation and who are deemed to be fiduciaries of the corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries") against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or officer against liability or litigation expense

APPENDIX A

that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, officer and ERISA fiduciary is entitled to indemnification hereunder.

2.  Determination. Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

3.  Advanced Expenses. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

4.  Corporation. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of FNB Corp., its subsidiaries, and all constituent corporations absorbed into FNB Corp. or any of its subsidiaries by a consolidation or merger.

5.  Reliance and Consideration. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

6.  Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such

APPENDIX A

capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

ARTICLE IX

General Provisions

1.  Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in such manner and upon such terms and conditions as are permitted by law and by its Articles of Incorporation.

2.  Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to such notice.

3.  Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be from January 1 to December 31.

4. Inspection of Records by Shareholders. The shareholders shall not be entitled to inspect or copy any accounting records of the corporation or any records of the corporation with respect to any matter which the corporation determines in good faith may, if disclosed, adversely affect the corporation in the conduct of its business or may constitute material nonpublic information at the time the shareholder's notice of demand to inspect and copy is received by the corporation.

5.  Amendments. Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive or other committees; or ~~(3) increasing or decreasing the number of directors authorized by these bylaws;~~ (3) classifying and staggering the election of directors.
No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors unless specifically authorized by the shareholders at the time of such adoption or amendment.

6. Inapplicability of Article 9. Article 9 of Chapter 55 of the General Statutes of North Carolina entitled, "The North Carolina Shareholder Protection Act," shall not apply to this corporation.

7. Inapplicability of Article 9A. Article 9A of Chapter 55 of the General Statutes of North Carolina, entitled "Control Share Acquisition Act," shall not apply to this corporation.